Execution Version

Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO.1 TO CREDIT AGREEMENT, dated as of November 8, 2022 (this “Agreement” or “Amendment No. 1”) is entered into by and among DUCK CREEK TECHNOLOGIES LLC, a Delaware limited liability company (the “Borrower”), DISCO TOPCO HOLDINGS (CAYMAN), L.P., a Cayman Islands exempted limited partnership acting through its general partner, Disco (Cayman) GP Co. (“Holdings”), BANK OF AMERICA, N.A. (“BofA”), as Administrative Agent and Collateral Agent (in such capacity “Administrative Agent”), BofA as a Lender, L/C Issuer, and Swing Line Lender and the other Lenders party hereto.

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 4, 2016 (as amended and restated by the Amendment and Restatement Agreement, dated as of October 22, 2021 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by Amendment No. 1 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto, and the Administrative Agent.

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Borrower requests that the Lenders approve certain changes to the Existing Credit Agreement as set forth herein.

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth below, to consent to the amendments to the Existing Credit Agreement as set forth herein.

WHEREAS, the Lenders party hereto constitute all of the Lenders under the Existing Credit Agreement and the Amended Credit Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.
Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Amended Credit Agreement. The provisions of Section 1.02 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 2.
Amendments to the Existing Credit Agreement.
(a)
Subject to the satisfaction or waiver of the conditions set forth in Section 4 hereof, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.
(b)
Effective as of the Amendment No. 1 Effective Date, Exhibit A to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit B hereto.
SECTION 3.
Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that, as of the Amendment No. 1 Effective Date, each of the representations and warranties made by any Loan Party in the Existing Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Amendment No. 1 Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specified date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be

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applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect.
SECTION 4.
Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the first date (the “Amendment No. 1 Effective Date”) on which the following conditions precedent are satisfied or waived:
(a)
the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (1) the Borrower, (2) Holdings, (3) the other Loan Parties as of the date hereof, (4) the Administrative Agent, (5) each Lender and (6) each L/C Issuer;
(b)
the Administrative Agent shall have received a duly executed officer’s certificate of the Borrower certifying, as of the Amendment No. 1 Effective Date, that (A) each of the representations and warranties set forth in Section 3 above are true and correct on and as of the Amendment No. 1 Effective Date and (B) no Default or Event of Default has occurred and is continuing before giving effect to, or would result immediately from, this Agreement; and
(c)
the Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 1 Effective Date, all documentation and other information about the Borrower and the other Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 1 Effective Date by the Administrative Agent that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and certifications regarding beneficial ownership required by 31 C.F.R. § 1010.230.
SECTION 5.
Effect of this Agreement. Except as expressly set forth herein (or in any other amendments, restatements, amendments and restatements or other modifications of any Loan Documents on the Amendment No. 1 Effective Date), this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to herein. After the Amendment No. 1 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.
SECTION 6.
Reaffirmation. Each of the Loan Parties hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby (a) affirms, ratifies and confirms its respective prior guarantees, pledges, mortgages, charges, assignments by way of security and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges, mortgages, charges, assignments by way of security and grants of security interests shall continue in full force and effect to secure the Obligations under the Loan Documents after giving effect to this Agreement and shall accrue to the benefit of the Secured Parties. Each Loan Party agrees that each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms. Each of the Loan Parties hereby reaffirms its obligations under each provision of each Loan Document to which it is party. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Agreement.
SECTION 7.
No Novation. This Agreement, the Amended Credit Agreement or the effectiveness of this Agreement or the Amended Credit Agreement shall not extinguish the obligations for the payment of money

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outstanding under the Existing Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement, any other Loan Document or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby.
SECTION 8.
Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 9.
Headings. Section headings used herein are for convenience of reference only and shall not affect the interpretation of this Agreement.
SECTION 10.
Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 10.14 and 10.15 of the Amended Credit Agreement shall apply to this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOLDINGS:

DISCO TOPCO HOLDINGS (CAYMAN), L.P.
By: Disco (Cayman) GP Co., its general partner

By: /s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Director

BORROWER:

DUCK CREEK TECHNOLOGIES LLC

By: /s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Chief Financial Officer

[Signature Page to Amendment No. 1]

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AGENCYPORT SOFTWARE US
INCORPORATED

By: /s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Chief Financial Officer

AGENCYPORT SOFTWARE
CORPORATION

By: /s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Chief Financial Officer

YODIL, LLC

By: /s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Authorized Signatory

OUTLINE SYSTEMS LLC

By: /s/ Kevin Rhodes
Name: Kevin Rhodes
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

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BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

[Signature Page to Amendment No. 1]

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BANK OF AMERICA, N.A.,
as L/C Issuer, Swing Line Lender and as a Lender

By: /s/ John F. Lynch
Name: John F. Lynch
Title: Senior Vice President

[Signature Page to Amendment No. 1]

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GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

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JPMorgan Chase Bank, N.A.,
as a Lender

By: /s/ Peter Thauer
Name: Peter Thauer
Title: Managing Director

[Signature Page to Amendment No. 1]

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Exhibit A
to Amendment No. 1

Amended Credit Agreement

See attached.

[Signature Page to Amendment No. 1]

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Exhibit B
to Amendment No. 1

Committed Loan Notice

See attached.

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~~Execution Version~~EXHIBIT A

CREDIT AGREEMENT

Dated as of October 22, ~~2021~~2021,

and as amended by Amendment No. 1, dated as of November 8, 2022

Among

DISCO TOPCO HOLDINGS (CAYMAN), L.P., as Holdings,

DUCK CREEK TECHNOLOGIES LLC, as the Borrower,

BANK OF AMERICA, N.A.
as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender,

BOFA SECURITIES, INC.,
GOLDMAN SACHS BANK USA and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners
and

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms 7

Section 1.02. Other Interpretive Provisions 67

Section 1.03. Accounting Terms 68

Section 1.04. Rounding 68

Section 1.05. References to Agreements, Laws, Etc. 68

Section 1.06. Times of Day 68

Section 1.07. Timing of Payment or Performance 69

Section 1.08. Currency Equivalents Generally 69

Section 1.09. Interest Rates 69

Section 1.10. Pro Forma and Other Calculations 70

Section 1.11. Letter of Credit Amounts 72

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans 73

Section 2.02. Borrowings, Conversions and Continuations of Loans 73

Section 2.03. Letters of Credit 75

Section 2.04. Swing Line Loans 83

Section 2.05. Prepayments 85

Section 2.06. Termination or Reduction of Commitments 88

Section 2.07. Repayment of Loans 89

Section 2.08. Interest 89

Section 2.09. Fees 90

Section 2.10. Computation of Interest and Fees 90

Section 2.11. Evidence of Indebtedness 90

Section 2.12. Payments Generally 91

Section 2.13. Sharing of Payments 94

Section 2.14. Incremental Credit Extensions 94

Section 2.15. Extensions of Revolving Credit Loans and Revolving Credit Commitments 97

Section 2.16. Defaulting Lenders 100

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes 102

Section 3.02. Illegality 106

Section 3.03. Inability to Determine Rates 106

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~Eurocurrency Rate~~Term SOFR Loans 109

Section 3.05. Funding Losses 110

Section 3.06. Matters Applicable to All Requests for Compensation 110

Section 3.07. Replacement of Lenders under Certain Circumstances 111

Section 3.08. Survival 113

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ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Closing 113

Section 4.02. Conditions to Subsequent Credit Extensions 113

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01. Existence, Qualification and Power; Compliance with Laws 114

Section 5.02. Authorization; No Contravention 114

Section 5.03. Governmental Authorization; Other Consents 114

Section 5.04. Binding Effect 115

Section 5.05. Financial Statements; No Material Adverse Effect 115

Section 5.06. Litigation 115

Section 5.07. Ownership of Property; Liens 115

Section 5.08. Environmental Compliance 115

Section 5.09. Taxes 116

Section 5.10. Compliance with ERISA and other Pension Laws; Labor Matters 116

Section 5.11. Subsidiaries; Equity Interests 117

Section 5.12. Margin Regulations; Investment Company Act 117

Section 5.13. Disclosure 117

Section 5.14. Intellectual Property; Licenses, Etc 118

Section 5.15. Solvency 118

Section 5.16. Collateral Documents 118

Section 5.17. Use of Proceeds 118

Section 5.18. Senior Indebtedness 118

Section 5.19. Patriot Act 118

Section 5.20. Anti-Corruption Laws 119

Section 5.21. Sanctioned Persons 119

ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.01. Financial Statements 120

Section 6.02. Certificates; Other Information 121

Section 6.03. Notices 122

Section 6.04. Maintenance of Existence 123

Section 6.05. Maintenance of Properties 123

Section 6.06. Maintenance of Insurance 123

Section 6.07. Compliance with Laws 123

Section 6.08. Books and Records 124

Section 6.09. Inspection Rights 124

Section 6.10. Covenant to Guarantee Obligations and Give Security 124

Section 6.11. Use of Proceeds and Letters of Credit 126

Section 6.12. Further Assurances and Post-Closing Conditions 126

Section 6.13. Designation of Subsidiaries 126

Section 6.14. Payment of Taxes 127

Section 6.15. Nature of Business 127

Section 6.16. End of Fiscal Years; Fiscal Quarters 127

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ARTICLE VII

NEGATIVE COVENANTS

Section 7.01. Liens 127

Section 7.02. Investments 133

Section 7.03. Indebtedness 136

Section 7.04. Fundamental Changes 140

Section 7.05. Dispositions 143

Section 7.06. Restricted Payments 145

Section 7.07. Transactions with Affiliates 149

Section 7.08. Prepayments, Etc., of Indebtedness 151

Section 7.09. Financial Maintenance Covenant 152

Section 7.10. Holdings Covenants 152

Section 7.11. Negative Pledge 154

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default 155

Section 8.02. Remedies Upon Event of Default 158

Section 8.03. Exclusion of Immaterial Subsidiaries 158

Section 8.04. Application of Funds 159

Section 8.05. Permitted Holders’ Right to Cure 160

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Agents 161

Section 9.02. Delegation of Duties 162

Section 9.03. Liability of Agents 162

Section 9.04. Reliance by Agents 162

Section 9.05. Notice of Default 163

Section 9.06. Credit Decision; Disclosure of Information by Agents 163

Section 9.07. Indemnification of Agents 164

Section 9.08. Agents in their Individual Capacities 164

Section 9.09. Successor Agents 165

Section 9.10. Administrative Agent May File Proofs of Claim; Credit Bidding 166

Section 9.11. Collateral and Guaranty Matters 167

Section 9.12. Other Agents; Arrangers and Managers 167

Section 9.13. Withholding Tax 168

Section 9.14. [Reserved] 168

Section 9.15. Secured Cash Management Agreements and Secured Hedge Agreements 168

Section 9.16. Intercreditor Agreements 168

Section 9.17. Certain ERISA Matters. 169

Section 9.18. Erroneous Payments. 170

ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments, Etc. 173

Section 10.02. Notices and Other Communications; Facsimile Copies 176

Section 10.03. No Waiver; Cumulative Remedies 177

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Page

Section 10.04. Attorney Costs and Expenses 177

Section 10.05. Indemnification by the Borrower 178

Section 10.06. Payments Set Aside 179

Section 10.07. Successors and Assigns 179

Section 10.08. Confidentiality 185

Section 10.09. Setoff 186

Section 10.10. Counterparts 187

Section 10.11. Integration 187

Section 10.12. Survival of Representations and Warranties 188

Section 10.13. Severability 188

Section 10.14. GOVERNING LAW 188

Section 10.15. WAIVER OF RIGHT TO TRIAL BY JURY 189

Section 10.16. Binding Effect 189

Section 10.17. Judgment Currency 189

Section 10.18. Lender Action 189

Section 10.19. USA PATRIOT Act 190

Section 10.20. Release of Collateral and Guarantee Obligations; Subordination of Liens 190

Section 10.21. Electronic Execution of Assignments and Certain Other Documents 191

Section 10.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 192

Section 10.23. Acknowledgement Regarding Any Supported QFCs 192

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SCHEDULES

1.01B – Unrestricted Subsidiaries

1.01D – Guarantors

2.01(b) – Revolving Credit Commitment

2.03(a) – Existing Letters of Credit

5.06 – Litigation

5.11 – Subsidiaries

6.12 – Post Closing

7.01(b) – Existing Liens

7.02(g) – Existing Investments

7.03(c) – Existing Indebtedness

7.05 – Dispositions

7.07 – Transactions with Affiliates

7.11 – Negative Pledge Clauses

10.02 – Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A – Committed Loan Notice

B-1 – Swing Line Loan Notice

B-2 – Letter of Credit Application

C-1 – [Reserved]

C-2 – Revolving Credit Note

D – Compliance Certificate

E – Assignment and Assumption

F – Guaranty

G – Security Agreement

H – [Reserved]

I – [Reserved]

J – [Reserved]

K – [Reserved]

L – [Reserved]

M – [Reserved]

N – Solvency Certificate

O – US Tax Compliance Certificate

P – [Reserved]

Q – Subordinated Intercompany Note

R – [Reserved]

S – [Reserved]

T – [Reserved]

U-1 – Form of Hedge Bank Designation

U-2 – Form of Cash Management Designation

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~~Execution Version~~

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 22, 2021, among DUCK CREEK TECHNOLOGIES LLC, a Delaware limited liability company (the “Borrower”), DISCO TOP-CO HOLDINGS (CAYMAN), L.P., a Cayman Islands exempted limited partnership acting through its general partner, Disco (Cayman) GP Co. (“Holdings”), BANK OF AMERICA, N.A. (“BofA”), as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”; each as hereafter further defined).

PRELIMINARY STATEMENTS

1. Reference is made to that certain Credit Agreement, dated as of October 4, 2016 (the “Original Closing Date”) (as amended by that certain First Amendment, dated as of November 21, 2017, that certain Second Amendment, dated as of October 2, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, Holdings, the several banks and other financial institutions or entities from time to time party thereto as lenders and the Administrative Agent.

2. On the Closing Date, Holdings, the Borrower, the Lenders party thereto, the other parties party thereto and the Administrative Agent are entering into the Amendment and Restatement Agreement (the “Restatement Agreement”) to replace the Existing Credit Agreement in its entirety with this Agreement.

3. The Borrower has requested that the Lenders extend credit to the Borrower in the form of Revolving Credit Commitments in an initial aggregate principal amount of $45,000,000 (the “Revolving Credit Facility”) available in US Dollars. The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.

4. The Letters of Credit and proceeds of the Revolving Credit Facility may be used by the Borrower for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other investments and dividends (to the extent permitted herein) and any other use not prohibited by the Loan Documents.

5. The applicable Lenders have indicated their willingness to lend, and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accenture” means Accenture LLP and each of its Affiliates.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business or Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

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“Additional Lender” has the meaning specified in Section 2.14(d).

~~“Adjusted Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, a rate per annum equal to the product of (i) the Eurocurrency Rate in effect for such Interest Period and (ii) Statutory Reserves.~~

“Administrative Agent” means BofA, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Agent Fee Letter” means the Amended & Restated Administrative Agent Fee Letter between the Borrower and the Administrative Agent dated as of Closing Date.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, advisors and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.17.

“Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” shall mean November 8, 2022.

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for ~~Eurocurrency Rate~~Term SOFR Loans, Base Rate Loans, L/C Advances. Swing Line Loans or Letters of Credit, as applicable, as notified to the Administrative Agent and the Borrower or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 3.01(e) and Section 3.02, be changed by such Lender upon ten (10) days’ prior written notice to the Administrative Agent and the Borrower.

“Applicable Rate” means a percentage per annum equal to (i) (x) for Revolving Credit Loans that are ~~Eurocurrency Rate~~Term SOFR Loans, 2.00% and (y) for Revolving Credit Loans that are Base Rate Loans, 1.00% and (ii) for Letter of Credit fees, 2.00% per annum.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class; (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders; and

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(c) with respect to the Swing Line Facility, (i) the applicable Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04, the Revolving Credit Lenders.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means any Person (other than a natural person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced out-of-pocket fees, expenses and disbursements of any specified law firm or other specified external legal counsel.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a) the greater of (i) $10,000,000 and (ii) 35.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis); plus

(b) 50% of Consolidated Net Income (which shall not be less than zero) for the period from the first day of the fiscal quarter of the Borrower during which the Closing Date occurred to and including the last day of the most recently ended fiscal quarter of the Borrower prior to the Available Amount Reference Time for which financial statements have been delivered pursuant to Section 6.01; plus

(c) the amount of any capital contributions or proceeds of any equity issuances (or issuance of debt securities by the Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Borrower or any direct or indirect parent thereof), in each case during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (other than any Cure Amount, any Excluded Contribution Amount, or any other capital contributions (including mergers or consolidations that have a similar effect) or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.03, 7.06 or 7.08) received or made to the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(d) to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any joint venture or Unrestricted Subsidiaries made using the Available Amount during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(e) to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, the aggregate amount of all proceeds received by the Borrower or any Restricted Subsidiary in connection with

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the sale, transfer or other disposition of its ownership interest in any joint venture or Unrestricted Subsidiary made using the Available Amount during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; minus

(f) the aggregate amount of (i) any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(j)(i) and (iii) any payments made pursuant to Section 7.08(a)(iii)(A), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Available Amount Reference Time” has the meaning specified in the definition of the term “Available Amount.”

“Available Revolving Credit Commitment” means, in respect of any Revolving Credit Lender, at any time, such Lender’s Revolving Credit Commitment then in effect.

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the Prime Rate in effect on such day;

(b) 1/2 of 1% per annum above the Federal Funds Rate in effect on such day; and

(c) ~~the Eurocurrency Rate~~Term SOFR plus 1%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Rate or ~~the Eurocurrency Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or ~~the Eurocurrency Rate~~Term SOFR, as the case may be.

Notwithstanding any provision to the contrary in this Agreement, the applicable Base Rate shall not be less than 1.00%.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

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“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).

~~“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(1) For purposes of clause (c) of Section 3.03, the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or~~

~~(b) the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and~~

~~(2) For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;~~

~~provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

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~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.~~

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors of such Person, (c) in the case of any partnership or exempted limited partnership, the board of directors or board of managers of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“BofA” has the meaning specified in the introductory paragraph hereto.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement and includes, to the extent applicable, any Successor Borrower.

“Borrowing” means (a) the Incurrence of Swing Line Loans from a Swing Line Lender on a given date, (b) the Incurrence of one Class and Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of ~~Eurocurrency Rate~~Term SOFR Loans, the same Interest Period and (c) the Incurrence of one Type of Extended Revolving Credit Loan of a specified Class on a given date (or resulting from conversions on a given date) having, in the case of ~~Eurocurrency Rate~~Term SOFR Loans, the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City~~; provided that if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, Business Day also means any such day on which dealings in deposits are conducted by and between banks in the London interbank eurocurrency market~~.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on December 15, 2018) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for

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purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are, or are required to be, reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.

“Cash Collateral” has the meaning specified in Section 2.03(f). “Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) (i) Dollars and (ii) with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, bankers’ acceptances, time deposits and eurocurrency time deposits with maturities of two years or less from the date of acquisition, with any United States or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the equivalent in any local currency as of the date of determination) in the case of non-U.S. banks;

(4) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper or any variable or fixed rate note rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with an Investment Grade Rating from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower), with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar securities having either (a) a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) or (b) having assets in excess of $1,000,000,000;

(7) readily marketable direct obligations issued by any state, commonwealth, province or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition (or, if at any time neither

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Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(9) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(10) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided that such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (10) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (1) through (10) of this paragraph.

(12) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (11) above.

“Cash Management Agreement” means any agreement entered into from time to time by Holdings or any Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, wire transfer services and other related services.

“Cash Management Bank” means any Lender, any Agent or any Affiliate of the foregoing at the time it provides any Cash Management Services or any Person that shall have become a Lender or an Affiliate of a Lender or an Agent at any time after it has provided any Cash Management Services; provided that with respect to any Cash Management Bank that is not a Lender or an Agent, such Person shall deliver to the Administrative Agent a letter agreement substantially in the form of Exhibit U-2 or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent.

“Cash Management Obligations” means obligations owed by Holdings or any Restricted Subsidiary to any Cash Management Bank in respect of Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

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“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any Parent Entity of Holdings owned directly or indirectly by the Permitted Holders), acquiring direct or indirect beneficial ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Equity Interests having the power to vote or direct the voting of such Equity Interests for the election of directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings) having a majority of the ordinary voting power for the election of members of the Board of Directors of Holdings (or, for the avoidance of doubt, any New Holdings or Successor Holdings); provided that, (i) at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) of this definition to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock and (ii) for the purposes of clause (a) of this definition, the members of any Permitted Holder Group will be treated as individual “persons,” and not as a “group.”

“City Code” has the meaning specified in Section 1.10(f).

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Extended Revolving Credit Loans (of the same Extension Series and any related swing line loans thereunder) or Swing Line Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or an Extended Revolving Credit Commitment (of the same Extension Series and any related swing line commitment thereunder) or a Swing Line Commitment and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class.

“Closing Date” means October ~~[22],~~22, 2021.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or similar term) as defined in any Collateral Document and any other asset in which a Lien is (or purported to be) granted pursuant to any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” means BofA, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

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“Collateral and Guarantee Requirement” means, at any time, the requirement (in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents) that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered on the Original Closing Date pursuant to Section 4.01(a)(ii) of the Existing Credit Agreement or, after the Original Closing Date, pursuant to Section 6.10, Section 6.12 or the Security Agreement at such time required by such Collateral Documents or such section to be delivered in each case, duly executed by each Loan Party party thereto;

(b) all Obligations shall have been guaranteed unconditionally (the “Guarantees”) by Holdings and each Restricted Subsidiary of Holdings (other than any Excluded Subsidiary) and, other than in the case of Obligations incurred directly by it, the Borrower, including as of the Closing Date those Restricted Subsidiaries of Holdings that are listed on Schedule 1.01D (each, a “Guarantor”);

(c) the Obligations shall have been secured by a first priority security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests (other than Excluded Equity Interests) held directly by the Borrower or any Guarantor in any Wholly-Owned Subsidiary (in each case subject to (x) those Liens permitted under Sections 7.01(b), (o), (u) (solely with respect to modifications, replacements, renewals or extensions of Liens permitted by Sections 7.01(b) and (o)), (kk) and (ll) and (y) any nonconsensual Lien that is permitted under Section 7.01) and to the extent any such Equity Interests are evidenced by a certificate, the Collateral Agent shall have received such certificate, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that notwithstanding anything to the contrary in this Agreement or in the Security Agreement (including Section 2.02 of the Security Agreement) the certificates evidencing the Equity Interests of Outline Software Solutions Private Limited India and stock powers and instruments of transfer in respect thereof, shall not be required to be delivered to the Collateral Agent;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations shall have been secured by perfected security interests (other than in the case of real property, which is covered by clause (f) below, to the extent such security interest may be perfected by delivering certificated securities or promissory notes, filing personal property financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of each Loan Party (including, without limitation, accounts receivable, inventory, equipment, investment property, United States intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing but excluding Equity Interests which are covered by clause (c) above), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01;

(f) the Collateral Agent shall have received from the Borrowers (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.10 and/or Section 6.12, as applicable (the “Mortgaged Properties”), duly executed and delivered by the record owner of such property, (ii) a title insurance policy for such Mortgaged Property (or marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and to the extent available in each applicable jurisdiction, (iii) a survey with respect to each Mortgaged Property, provided, however, that a new survey shall not be required to the extent that (A) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Collateral Agent and the Title Company and (B) the Title Company removes the standard survey exceptions and provides reasonable and customary survey-related endorsements and other coverages in the applicable Mortgage Policy, (iv) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property

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(together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto), (v) if applicable, a copy of, or a certificate as to coverage under, and a declaration page relating to, the flood insurance policies required by Section 6.06 hereof, each of which (A) shall be endorsed or otherwise amended to name the Collateral Agent as mortgagee and loss payee, (B) shall (1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (3) be otherwise in form and substance reasonably satisfactory to the Administrative Agent, (vi) legal opinions addressed to the Collateral Agent and the Secured Parties (a) in states or provinces in which the Mortgaged Properties are located with respect to the enforceability and perfection of the Mortgages and such other matters customarily included in such opinions and (b) in states or provinces where the applicable Loan Party granting the Mortgage is organized regarding due authorization, execution and delivery of the Mortgages, in each case in form and substance reasonably satisfactory to the Collateral Agent, and (vii) such existing abstracts, existing appraisals and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Collateral Agent;

(g) (i) except with respect to intercompany Indebtedness, if any Indebtedness for borrowed money in a principal amount in excess of $5,000,000 (individually) is owing to any Loan Party and such Indebtedness is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Indebtedness, all Indebtedness of the Borrower and each of the Restricted Subsidiaries that is owing to any Loan Party (or Person required to become a Loan Party) shall be evidenced by the Subordinated Intercompany Note, and the Collateral Agent shall have received such Subordinated Intercompany Note duly executed by the Borrower, each such Restricted Subsidiary and each such other Loan Party, together with undated instruments of transfer with respect thereto endorsed in blank;

(h) to the extent a Guarantee and/or perfected security interest is required from (or in respect of) a Subsidiary pursuant to clauses (b) to (d) above, the Collateral Agent shall have received such legal opinions (including opinions of local counsel for the Loan Parties or, if customary in the relevant jurisdiction, counsel for the Administrative Agent) and other documents as the Collateral Agent may reasonably request with respect to any such Guarantee or Collateral Document.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of the Mortgage Policies or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the provision or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower, (b) the Collateral and Guarantee Requirement shall not apply to any Excluded Assets, (c) no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements; for the avoidance of doubt, this clause (c) shall not apply to Equity Interests, (d) no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Collateral Agent, (e) no actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any

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security interests in any assets (it being understood that there shall be no Collateral Document (or other security agreements or pledge agreements) governed under the laws of any non-U.S. jurisdiction) and (f) no Loan Party shall be required to enter into any source code escrow arrangement or be obligated to register Intellectual Property, except as expressly provided in the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the Mortgages, the collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to the Existing Credit Agreement, Section 4.01, Section 6.10 or Section 6.12 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties (or any of them).

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Extended Revolving Credit Commitment, Swing Line Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~Eurocurrency Rate~~Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(d)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D and such Compliance Certificate shall include, with respect to any period in which pro forma adjustments pursuant to Section 1.10(c) are made, such pro forma adjustments in reasonable detail.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consolidated Depreciation and Amortization Expense” means, with respect to the Holdings and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, Capitalized Software Expenditures and the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, of Holdings and the Restricted Subsidiaries for such period on a consolidated basis and otherwise as determined in accordance with GAAP.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Consolidated EBITDA” means, the Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period, plus:

(a) without duplication and to the extent already deducted (and not added back or excluded) or, in the case of clauses (viii) and (xiii), to the extent not included, in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) provision for taxes based on income, revenues, profits or capital, including federal, foreign and state, franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes or arising from any tax examinations); plus

(ii) total interest expense and bank and letter of credit fees, amortization of deferred financing fees or costs and costs of surety bonds in connection with financing activities, plus

(iii) Consolidated Depreciation and Amortization Expense; plus

(iv) any expenses, fees, charges or losses (other than Consolidated Depreciation and Amortization Expense) related to any equity offering or issuance, Investment (including compensation expense directly related thereto), acquisition, Disposition, conveyance, Refinancing or recapitalization permitted hereunder or the Incurrence of Indebtedness permitted to be Incurred hereunder (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and/or not successful), including (A) such fees, expenses or charges related to the Loan Documents and any other credit facilities and (B) any amendment or other modification, including any Refinancing, of the Loans and any other credit facilities; plus

(v) the amount of any restructuring charge, accrual or reserve or any non-recurring (on a per-transaction basis) integration cost associated with establishing new facilities or migrating from existing facilities, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost savings initiatives and tax restructurings) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities) and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such restructuring charges are reasonably identifiable and factually supportable and specify such addbacks in reasonable detail (it being understood that delivery of a Compliance Certificate in accordance with Section 6.02(a) shall satisfy the requirement to provide such certification); (B) no restructuring charges shall be added pursuant to this clause (v) to the extent duplicative of any adjustments to Consolidated Net Income; and (C) the aggregate amount added back pursuant to this clause (v) for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (prior to giving effect to such addbacks and after giving effect to the applicable transactions) plus

(vi) any other non-cash charges, write-downs, write-offs, expenses, losses or items, including any impairment charges or the impact of purchase accounting, (provided that if such non-cash charge, write-off, write-down or item represents an accrual or reserve for potential cash items in a future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent) or other items classified by the Borrower as special items less other

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii) (A) the amount of board, management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to (or on behalf of) the Sponsor (or, in the case of board fees, to any director) and (B) the amount of payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement; plus

(viii) the amount of “run-rate” cost savings, operating expense reductions and synergies that are projected by the Borrower in good faith to result from (x) the Transactions and (y) mergers or other business combinations, acquisitions or other investments, dispositions, divestitures, restructurings, integration, insourcing initiatives, operating improvements, cost savings initiatives, including any of the foregoing consummated prior to the Closing Date and are reasonably anticipated to result from actions taken, actions for which substantial steps have already been taken, or actions expected to be taken within four fiscal quarters after the date of such transaction (which cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings are reasonably identifiable and factually supportable (it being understood that delivery of a Compliance Certificate in accordance with Section 6.02(a) shall satisfy the requirement to provide such certification) and (B) the aggregate amount added back pursuant to this clause (viii) and Section 1.10(c) for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (prior to giving effect to such addbacks and Section 1.10(c) and after giving effect to the applicable transactions); plus

(ix) any net loss included in Consolidated Net Income attributable to noncontrolling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi) (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other Disposition of assets permitted hereunder and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by or in dispute with the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption; plus

(xii) (Public Company Costs and fees, costs and expenses in connection with preparation for and becoming a public company; plus

(xiii) expenses not reimbursed by Dovetail in respect of Dovetail; plus

(xiv) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of FASB Accounting Standard Codification Topic 815 and related pronouncements; plus

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(xv) (i) interest income on trust cash held by Holdings and its Restricted Subsidiaries and (ii) non-cash losses from joint ventures and non-cash minority interest reductions; minus

(b) without duplication, and to the extent included in arriving at Consolidated Net Income in such period:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of Holdings and its Restricted Subsidiaries; plus

(iii) any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(iv) any non-cash gains attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815; and

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of FASB Accounting Standards Codification Topic 460 or any comparable regulation; and

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP.

There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise Disposed of by Holdings or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired (including pursuant to (i) a transaction consummated prior to the Closing Date and (ii) a Permitted Acquisition (or similar Investment)) and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) determined on a historical pro forma basis. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or Disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or Disposition) determined on a historical pro forma basis; provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such Disposition shall have been consummated.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Consolidated Net Income” means, for any period, the net income (loss) attributable to Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(1) any net income (loss) of any Person if such Person is not Holdings or a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that Holdings’ or any Restricted Subsidiary’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed;

(2) solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause);

(3) any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(4) any net gain (or loss) realized upon the sale or other Disposition of any asset or disposed operations of Holdings or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise Disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the Board of Directors of the Borrower);

(5) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (other than Transaction Expenses) or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense, new product introductions or one-time compensation charges;

(6) Transaction Expenses;

(7) the cumulative effect of a change in accounting principles;

(8) (i) stock-based, partnership interest-based and similar incentive-based compensation award or arrangement charges or expenses (including with respect to any profits interest relating to membership interests in any partnership or limited liability company and any charges or expenses arising from the grants of stock appreciation or similar rights, options, restricted stock or other rights or equity incentive programs) and any charges associated with the rollover, acceleration or payout of Equity Interests by, or to, officers, directors or employees of Holdings (or its general partner) or any of its Restricted Subsidiaries, or any of its Parent Entities, (ii) and any deemed finance charges in respect of any pension liabilities or other provisions, (iii) income (loss) attributable to deferred compensation plans or trusts and (iv) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (or any Parent Entity) (other than Disqualified Equity Interests or any Cure Amount),

(9) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

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(10) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts and any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments;

(11) any unrealized foreign currency translation gains or losses in respect of Indebtedness or other obligations of any Person and any unrealized foreign exchange gains or losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the balance sheet of the Borrower;

(12) any purchase accounting effects including, but not limited to, adjustments to property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), as a result of any consummated acquisition (including acquisition prior to the Closing Date), or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13) any impairment charge, write-down or write-off, including those related to goodwill, intangible assets, long-lived assets, investments in debt or equity securities or as a result of change in law or regulations;

(14) any income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(15) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period;

(16) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of FASB Accounting Standards Codification Topic 815 – Derivatives and Hedging and related pronouncements;

(17) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715, and any other items of a similar nature; and

(18) income or expense related to changes in the fair value of contingent liability for in connection with earn-out obligations, deferred purchase prices and similar liabilities in connection with any Permitted Acquisition or similar Investment.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition (or any similar permitted Investment)), consisting of Indebtedness for borrowed money, Unreimbursed Amounts, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of entities domiciled in the United States (such amount of such unrestricted cash and Cash Equivalents not to exceed 50.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis)) (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents, Liens of the Collateral Agent, and Liens that are subordinated to or pari passu with the Liens of the Collateral Agent pursuant to

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

a Customary Intercreditor Agreement) included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of such date, which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date; provided, that Consolidated Total Debt shall not include (x) Letters of Credit, except to the extent of Unreimbursed Amounts thereunder and (y) obligations under Swap Contracts permitted under Section 7.03(h).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Corrective Extension Agreement” has the meaning specified in Section 2.15(e).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.05(a).

“Cure Deadline” has the meaning specified in Section 8.05(a).

“Cure Right” has the meaning specified in Section 8.05(a).

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the Incurrence of secured Indebtedness permitted under this Agreement, the Liens on the Collateral of which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the Incurrence of secured Indebtedness permitted under this Agreement the Liens on the Collateral of which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, at the option of the Borrower and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations.

“Daily Simple SOFR” with respect to any applicable determination date means the ~~secured overnight financing rate (“~~SOFR~~”)~~ published on such date ~~by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator)~~ on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, dissolution, winding up, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to ~~Eurocurrency Rate~~Term SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that ~~Eurocurrency Rate~~Term SOFR Loans may not be converted to, or continued as, ~~Eurocurrency Rate~~Term SOFR Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any Restricted Subsidiaries in connection with a Disposition pursuant to Section 7.05(m) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise, including any Sale Leaseback and any sale (or issuance to any Person not an Affiliate of the Borrower) of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings (or any Parent Entity) of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedge Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations and other contingent obligations that are not then due and payable) that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit (unless Cash Collateralized)),

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part,

(c) provides for the scheduled payments of dividends in cash prior to the date that is ninety-one (91) days after the Latest Maturity Date, or

(d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof), the Borrower or any of their Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof), the Borrower or any of their Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (i) such Persons that have been specified in writing to the Administrative Agent prior to the Closing Date, (ii) those Persons who are competitors of Holdings and its Subsidiaries that are separately identified in writing by the Borrower from time to time and (iii) any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the Persons referenced in clause (ii) above) that are either (a) identified in writing by the Borrower from time to time or (b) readily identifiable on the basis of the similarity of such Affiliates name; provided that (x) no permitted supplement or modification to the list of Disqualified Lenders shall apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loans or Commitments and (y) if the Borrower has consented to an assignment to a Disqualified Lender, in which case such entity will not be considered a Disqualified Lender for the purpose of such assignment. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. The schedule of Disqualified Lenders shall be maintained with the Administrative Agent and may be communicated to a Lender upon request to the Administrative Agent (with concurrent notice to the Borrower) but shall not otherwise be posted or made available to Lenders.

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of (i) the United States or any state thereof or (ii) the District of Columbia.

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“Dovetail” shall mean a joint investment initiative between the Borrower and Dovetail Insurance Corporation to develop a small business insurance “exchange” that will provide connectivity between carriers, agents and consumers.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(1) a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and~~

~~(2) the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the sum of (i) the higher of (A) the Eurocurrency Rate (or other applicable similar rate) on such date for a deposit in Dollars with a maturity of one month and (B) the Eurocurrency rate “floor,” if any, with respect thereto as of such date, (ii) the Applicable Rate (or other applicable margin) as of such date for Eurocurrency Rate Loans (or other loans that accrue interest by reference to a similar reference rate and without giving effect to any pricing step-downs) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount), but excluding the effect of any arrangement, commitment, structuring, underwriting, ticking, unused line, amendment, syndication and/or other fees payable in connection therewith that are not shared generally with all lenders or holders of such Indebtedness; provided that the amounts set forth in clauses (i) and (ii) above for any term loans that are not incurred under this Agreement shall be based on the stated interest rate basis for such term loans.~~

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) that becomes an Assignee in accordance with Section 10.07(b).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution or the protection of human health (as relating to exposure to Hazardous Materials) and the Environment.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Sections 414(b) and (c) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure of any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan; (d) a failure of any Loan Party or any ERISA Affiliate to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Pension Plan, or a failure of any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, the receipt by a Loan Party or any ERISA Affiliate of written notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or that is in critical status, within the meaning of Section 305 of ERISA; (f) any event or condition which constitutes grounds for a termination under Section 4041A of ERISA, the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the receipt by a Loan Party or any ERISA Affiliate of written notification regarding the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (g) an event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (h) the imposition of any liability under Title IV of ERISA, including the imposition of a lien under Section 412 or 430(k) of the Internal Revenue Code or Section 303(k) or 4068 of ERISA on any property (or rights to property, whether real or personal) of a Loan Party or any ERISA Affiliate, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 9.18(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.18(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.18(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.18(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.18(e).

~~“Eurocurrency Rate” means:~~

~~(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the~~

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~~commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;~~

~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and~~

~~(c) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;~~

~~provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~

~~“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.~~

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exchange Rate” means, on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Assets” means of the following assets: (i) any fee-owned real property that is not a Material Real Property and any leasehold interests in real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to such real property leases, including to obtain landlord waivers, estoppels or collateral access letters), (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable Laws notwithstanding such prohibition, (iii) (A) motor vehicles and other assets and personal property subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement or equivalent under applicable law, (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement or equivalent under applicable law, or without filing and (C) commercial tort claims with a value of less than $5,000,000, (iv) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws (including any legally effective requirement to obtain the consent of any Governmental Authority) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable Laws notwithstanding such prohibition, (v) Excluded Equity Interests, (vi) assets and personal property to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (vii) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the invalidity or enforceability of such intent-to-use trademark applicable under

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

applicable federal law, (viii) any assets held directly or indirectly by any CFC or FSHCO, (ix) except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or equivalent under applicable law, any cash, deposit accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), and (x) any lease, license, contract, instrument or other agreements or any property (including personal property) subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract, instrument or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable Laws notwithstanding such prohibition.

“Excluded Contribution Amount” means the aggregate amount of cash or Cash Equivalents (excluding any Cure Amount) received by the Borrower (other than from any of its Subsidiaries) after the Closing Date from contributions to its common equity capital, minus the aggregate amount of (i) any Investments made pursuant to Section 7.02(n)(ii) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(j)(ii) and (iii) any payments made pursuant to Section 7.08(a)(iii)(B), in each case made during the period commencing on the Closing Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Excluded Equity Interests” means:

(a) any Equity Interests with respect to which, in the reasonable judgment of the Collateral Agent and the Borrower, the cost of pledging, mortgaging, charging or assigning by way of security such Equity Interests shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom,

(b) solely in the case of any pledge of Equity Interests of any Subsidiary that is a CFC or FSHCO to secure the Obligations, any Equity Interests that are Voting Stock of such Subsidiary that is a CFC or FSHCO in excess of 65% of the outstanding Equity Interests that are Voting Stock of such Subsidiary that is a CFC or FSHCO,

(c) any Equity Interests to the extent, and for so long as, the pledge, mortgage, charge or assignment by way of security thereof would be prohibited by any applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained but only to the extent any of the foregoing is not rendered ineffective by, ~~or is otherwise unenforceable under, the UCC or any other applicable Law), any “margin stock” and Equity Interests of any Person (other than any Wholly-Owned Restricted Subsidiary) to the extent, and for so long as, the pledge, mortgage, charge or assignment by way of security of such Equity Interests would be prohibited by, or would create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Wholly-Owned Restricted Subsidiary) under, the terms of any Contractual Obligation, Organizational Document, joint venture agreement or shareholders’ agreement applicable to such Person (but only to the extent any of the foregoing is not rendered ineffective by,~~ or is otherwise unenforceable under, the UCC or any other applicable Law),

(d) any “margin stock” and Equity Interests of any Person (other than any Wholly-Owned Restricted Subsidiary) to the extent, and for so long as, the pledge, mortgage, charge or assignment by way of security of such Equity Interests would be prohibited by, or would create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Wholly-Owned Restricted Subsidiary) under, the terms of any contractual Obligation, Organizational Document, joint venture agreement or shareholders’ agreement applicable to such Person (but only to the extent any of the

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any other applicable Law),

(e) the Equity Interests of any Subsidiary of a FSHCO,

(f) the Equity Interests of any Unrestricted Subsidiary,

(g) the Equity Interests of any captive insurance company, not-for-profit Subsidiaries, special purpose entities and Immaterial Subsidiaries, (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or equivalent under applicable law),

(h) of any Subsidiary acquired after the Closing Date pursuant to a Permitted Acquisition or other Investment permitted hereunder if such Equity Interests are pledged and/or mortgaged, charged or assigned by way of security as security for assumed Indebtedness permitted by Section 7.03 pursuant to a Lien permitted by Section 7.01 and if and for so long as the terms of such Indebtedness prohibit (so long as such prohibition is not entered into in contemplation of such acquisition or investment) the creation of any other Lien on such Equity Interests, and

(i) any Equity Interests of any Subsidiary to the extent that the pledge, mortgage, charge or assignment by way of security of such Equity Interests would result in material adverse tax consequences to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent.

“Excluded Subsidiary” means:

(a) any Subsidiary that is not a Wholly-Owned Subsidiary or is a joint venture on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 6.10 (for so long as such Subsidiary remains a non-Wholly-Owned Subsidiary),

(b) any Subsidiary that is prohibited by (x) subject to clause (h) below, applicable Law or (y) Contractual Obligation from guaranteeing the Obligations (and for so long as such restriction is in effect); provided that in the case of clause (y), such Contractual Obligation existed on the Closing Date or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Original Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired,

(c) (i) any direct or indirect Foreign Subsidiary, (ii) any Subsidiary that is a FSHCO, (iii) any direct or indirect Subsidiary of a CFC or FSHCO, or (iv) any other Subsidiary for which the provision of a Guarantee would result in a material adverse tax consequence to Holdings or one of its Subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent),

(d) any captive insurance company, not-for-profit Subsidiary and special purpose entities,

(e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent in consultation with the Borrower (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(f) each Unrestricted Subsidiary and Immaterial Subsidiary,

(g) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition (or similar Investment) and financed with secured Indebtedness assumed pursuant to Section 7.03(i) and the Liens securing which are permitted by Section 7.02(j) (and, for the avoidance of doubt, not incurred in contemplation of such Permitted Acquisition (or similar Investment)), and each Restricted Subsidiary acquired in such Permitted Acquisition (or similar Investment) that guarantees such Indebtedness, in each

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case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Domestic Subsidiary or Restricted Subsidiary, as applicable, is a party prohibits such Subsidiary from guaranteeing the Obligations, and

(h) any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guarantee unless such consent, approval, license or authorization has been received.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee of, or the grant by such Guarantor of a security interest, mortgage, charge or assignment by way of security to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest, mortgage, charge or assignment by way of security by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest, mortgage, charge or assignment by way of security is or becomes excluded in accordance with the first sentence of this definition. As used herein, “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Agent or Lender or required to be withheld or deducted from a payment to any Agent or Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Agent or Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, in the case of a Loan not funded pursuant to a prior Commitment, acquired such interest in such Loan) other than pursuant to an assignment requested by the Borrower under Section 3.07 or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Agent’s or Lender’s failure to comply with Section 3.01(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Class” means each Class of Existing Revolving Credit Commitments.

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Letters of Credit” has the meaning specified in Section 2.03(a).

“Existing Revolving Credit Class” has the meaning specified in Section 2.15(a)(ii).

“Existing Revolving Credit Commitment” has the meaning specified in Section 2.15(a)(ii).

“Existing Revolving Credit Loans” has the meaning specified in Section 2.15(a)(ii).

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“Expected Cure Amount” has the meaning specified in Section 8.05(b).

“Extended Loans/Commitments” means Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.15(a)(ii).

“Extended Revolving Credit Facility” means each Class of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.15(a)(ii).

“Extending Lender” has the meaning specified in Section 2.15(b).

“Extension Agreement” has the meaning specified in Section 2.15(c).

“Extension Date” has the meaning specified in Section 2.15(d).

“Extension Election” has the meaning specified in Section 2.15(b).

“Extension Request” means Revolving Credit Extension Requests.

“Extension Series” means all Extended Revolving Credit Commitments (as applicable) that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Facility” means any of the Revolving Credit Facility or any Extended Revolving Credit Facility, as applicable.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations with respect thereto or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements among Governmental Authorities (and any related laws, rules or official administrative guidance) implementing the foregoing.

~~“FCA” has the meaning specified in Section 3.03(c).~~

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding

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Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of quotations for the day of such transactions received by the Administrative Agent, as determined by the Administrative Agent. Notwithstanding any provision to the contrary in this Agreement, the Federal Funds Rate shall not be less than 1.0%.

“Financial Covenant” means the covenant set forth in Section 7.09.

“Fitch” means Fitch Ratings Ltd, or any successor thereto.

“Fixed Amounts” has the meaning specified in Section 1.10(g).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~

“Foreign Pension Event” means (a) a contribution or premium required to be paid to or in respect of each Foreign Plan is not paid in a timely fashion in accordance with the terms thereof and all applicable Law, or taxes, penalties or fees are owing or eligible under any Foreign Plan beyond the date permitted for payment of same; (b) the occurrence of an event respecting any Foreign Plan which would entitle any Person to wind-up or terminate any Foreign Plan, or which could reasonably be expected to adversely affect the tax status thereof; (c) the existence of unfunded liabilities materially in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority or (d) the occurrence of an improper withdrawal or transfer of assets from any Foreign Plan.

“Foreign Plan” means any employee pension, retirement or other analogous plan, program, policy, arrangement or agreement maintained by, or contributed to by, or entered into with, any Loan Party or any Subsidiary with respect to employees outside the United States providing for retirement income or benefits (other than any plan, program, policy, arrangement or agreement sponsored or maintained exclusively by a Governmental Authority).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of Holdings that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“FSHCO” means any direct or indirect Domestic Subsidiary that owns no material assets other than Equity Interests of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including supra-national bodies).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means, collectively, (a) the Guarantee dated as of October 4, 2016 among Holdings, the Borrower, the other Guarantors party thereto and the Administrative Agent, attached hereto as Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all substances or wastes regulated as hazardous or toxic or other term of equivalent regulatory import regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, friable asbestos or friable asbestos containing materials, per- or polyfluoroalkyl substances and polychlorinated biphenyls.

“Hedge Bank” means any Person in its capacity as a counterparty to a Secured Hedge Agreement that (i) is a Lender, an Agent or an Affiliate of any of the foregoing at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, (ii) is a Lender, an Agent or an Affiliate of any of the foregoing and party to a Secured Hedge Agreement with a Loan Party or any Restricted Subsidiary that is in effect as of the Closing Date, in its capacity as a party thereto or (iii) becomes a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent after it has entered into a Secured Hedge Agreement; provided that with respect to any Hedge Bank that is not a Lender or an Agent, such Person has delivered to the Administrative Agent a letter agreement substantially in the form of Exhibit U-1 or such other form as shall be reasonably acceptable to the Borrower and the Administrative Agent. For the avoidance of doubt, each Agent shall constitute a Hedge Bank to the extent it has entered into a Secured Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Swap Contracts.

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“Holdings” means (i) Holdings (as defined in the introductory paragraph to this Agreement) or (ii) after the Closing Date, at the election of the Borrower, any other Person or Persons (the “New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) but not the Borrower (the “Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Borrower, (b) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) the New Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such substitution and any supplements to the Loan Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Collateral Documents, (d) if reasonably requested by the Administrative Agent, an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent shall be delivered by the Borrower to the Administrative Agent to the effect that without limitation such substitution does not breach or result in a default under this Agreement or any other Loan Document, (e) all Equity Interests of the Borrower and substantially all of the other assets of the Previous Holdings are contributed or otherwise transferred to such New Holdings and pledged to secure the Obligations and (f) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default or material tax liability; provided, further, that if each of the foregoing is satisfied, the Previous Holdings shall be automatically released of all its obligations under the Loan Documents and any reference to “Holdings” in the Loan Documents shall be meant to refer to the “New Holdings.”

“Honor Date” has the meaning specified in Section 2.03(c)(i). ~~“IBA” has the meaning specified in Section 3.03(c).~~

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (a) for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Borrower and its Restricted Subsidiaries at such date or (ii) the gross revenues for such Test Period of all Immaterial Subsidiaries equal or exceed 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the total assets or gross revenues of all Restricted Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; provided, further, that the Borrower may designate and redesignate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Immediate Family Members” means, with respect to any individual, such individual’s estate, heirs, legatees, distributees, child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Agreement” has the meaning specified in Section 2.14(e).

“Incremental Amount” means an amount equal to the sum of:

(a) the greater of (i) $27,500,000 and (ii) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis); plus

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(b) the amount of any voluntary permanent reductions of the Revolving Credit Commitments effected after the Closing Date (but excluding (A) any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (B) prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under the Revolving Credit Facility and other revolving Indebtedness, in each case without a substantially concurrent permanent commitment reduction)); plus

(c) unlimited additional amounts so long as, after giving pro forma effect thereto and after giving effect to any Permitted Acquisition or permitted Investment consummated in connection therewith and all other appropriate pro forma adjustments (but excluding the cash proceeds of any Incremental Facilities), the Total Leverage Ratio for the most recently ended Test Period does not exceed 2.00:1.00 (or, to the extent such Incremental Facility or Incremental Equivalent Debt is incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the Total Leverage Ratio for the most recently ended Test Period does not exceed the greater of 2.00:1.00 and the Total Leverage Ratio immediately prior to such Permitted Acquisition or permitted Investment).

It is understood and agreed that Incremental Facilities and Incremental Equivalent Debt may be incurred pursuant to clause (c) above prior to utilization of clause (a) or clause (b) above and assuming for purposes of such calculation that the full committed amount of any new Incremental Revolving Commitments and any Incremental Equivalent Debt constituting a revolving credit commitment then being incurred shall be treated as outstanding Indebtedness.

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(u).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(g).

“Incur” means, create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 7.03 with respect to any initial incurrence of Indebtedness:

(a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment or redemption or making of a mandatory offer to prepay, redeem or purchase such Indebtedness;

will, in each case, not be deemed to be the Incurrence of Indebtedness.

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“Incurrence Based Amounts” has the meaning specified in Section 1.10(g).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable, liabilities or accrued expenses in the ordinary course of business and (ii) any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capitalized Lease Obligation of such Person;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing;

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such assets and (iii) Guarantee Obligations incurred in the ordinary course of business and not supporting or otherwise related to any Indebtedness for borrowed money.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings, the Borrower and the Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value of such Swap Contract as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

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“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.10.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Intellectual Property Security Agreement.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, Intellectual Property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are the Borrowers and/or the Restricted Subsidiaries, provided that any such agreement between a Loan Party and a non-Loan Party shall be on arm’s length terms.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a ~~Eurocurrency Rate~~Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each August, November, February and May and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each ~~Eurocurrency Rate~~Term SOFR Loan, the period commencing on the date such ~~Eurocurrency Rate~~Term SOFR Loan is disbursed or converted to or continued as a ~~Eurocurrency Rate~~Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a ~~Eurocurrency Rate~~Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a ~~Eurocurrency Rate~~Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property or services as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, minus (i) the amount of any portion of such Investment that has been repaid to the investor as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing interest, dividends or other distributions or similar payments in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 7.02, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch.

“Joint Lead Arrangers” shall mean, collectively, BofA Securities, Inc., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning specified in Section 10.17.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (i) Bank of America, N.A. or any of its Subsidiaries or Affiliates, (ii) any other Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(m); in the case of each of clause (i) and (iii) above, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings.

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“Latest Maturity Date” means, with respect to the Incurrence of any Indebtedness or the issuance of any Equity Interests, the latest Maturity Date applicable to any Facility that is outstanding hereunder as determined on the date such Indebtedness is Incurred or such Equity Interests are issued.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” has the meaning specified in Section 1.10(f).

“LCT Test Date” has the meaning specified in Section 1.10(f).

“Lender” means (a) the Persons listed on Schedule 2.01(b), (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 10.04 and (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.14, in each case other than a Person who ceases to hold any outstanding Loans, Letter of Credit or any Commitment.

“Lender Default” means (i) the refusal (in writing) or failure of any Revolving Credit Lender (which term, for purposes of this definition, shall also include any Swing Line Lender) to make available its portion of any Incurrence of Revolving Credit Loans or participations in Letters of Credit, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Revolving Credit Lender to pay over to the Administrative Agent, any L/C Issuer or any other Revolving Credit Lender any other amount required to be paid by it hereunder within one Business Day of the date when due; (iii) a Revolving Credit Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder; (iv) the failure by a Revolving Credit Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations hereunder; (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event; or (vi) a Revolving Credit Lender has become the subject of a Bail-in Action; provided that a Lender Default shall not be deemed to have occurred in the event the Borrower has failed to satisfy the requirements of Section 4.02 in connection therewith.

“Lender-Related Distress Event” means, with respect to any Revolving Credit Lender, that such Revolving Credit Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof or the appointment of a custodian, conservator, receiver or similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form of Exhibit B-2 (or such other form as may be reasonably agreed by the Borrower and the L/C Issuer).

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately following Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $11,500,000 and (b) the aggregate amount of the Revolving Credit Commitments.

~~“LIBOR” has the meaning specified in the definition of the term “Eurocurrency Rate.”~~

“Lien” means any mortgage, pledge, hypothecation, assignment (including by way of security), deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to be a Lien.

“Limited Condition Transaction” means (i) any acquisition or investment by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted to be acquired by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (ii) any prepayment, repurchase or redemption of Indebtedness requiring irrevocable notice in advance of such prepayment, repurchase or redemption.

“Loan” means any Revolving Credit Loan, Extended Revolving Credit Loan or Swing Line Loan made by any Lender hereunder.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Guaranty, (v) each Letter of Credit, (vi) any Incremental Agreement, (vii) any Extension Agreement, (viii) any Customary Intercreditor Agreement entered into after the Closing Date to which the Collateral Agent and/or Administrative Agent is a party, (ix) Amendment No. 1 and (~~ix~~x) and any other document related to this Agreement designated in writing by the Borrower and the Administrative Agent as a “Loan Document.”

“Loan Parties” means, collectively, (i) the Borrower, (ii) Holdings and (iii) each other Guarantor.

“Losses” has the meaning specified in Section 10.05.

“Management Stockholders” means the members of management of the Borrower or any Restricted Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings or any Parent Entity.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a circumstance or condition that would materially and adversely affect (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents to which it is a party or (c) the rights and remedies of the Agents and the Lenders under the Loan Documents.

“Material Real Property” means any real property owned in fee by any Loan Party with a Fair Market Value in excess of $5,000,000, determined on the Closing Date with respect to properties owned by the respective Loan Party on the Closing Date, or on the date of acquisition for properties acquired thereafter.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date and (b) any maturity date related to any Class of Extended Revolving Credit Commitments, as applicable; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, debentures, deeds to secure debt and mortgages creating and evidencing a Lien on a Mortgaged Property made by any Loan Party in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably acceptable to the Collateral Agent, and any other mortgages executed and delivered pursuant to the Existing Credit Agreement, Section 4.01 (if applicable), Section 6.10 and Section 6.12.

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Necessary Cure Amount” has the meaning specified in Section 8.05(b).

“New Holdings” has the meaning specified in the definition of the term “Holdings.”

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Loan Party” means any Restricted Subsidiary of Holdings that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Credit Note.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (y) Hedging Obligations (other than with respect to any Loan Party’s Hedging Obligations that constitute Excluded Swap Obligations) under each Secured Hedge Agreement and (z) Cash Management Obligations under each Secured Cash Management Agreement and, with respect to clauses (x), (y) and (z), including all interest, fees and expenses that accrue after commencement by or against any Loan Party of any proceeding under Debtor Relief Laws, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, with respect to such Loan Party). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document. Notwithstanding the foregoing, (i) unless otherwise agreed to by the Borrower and any Hedge Bank or Cash Management Bank, the obligations of Holdings, the Borrower or any Subsidiary under any Secured Hedge Agreement or any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guarantees only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in a manner permitted by this Agreement or any other Loan Document shall not require the consent of any counterparty to any Secured Hedge Agreement or of the holders of Cash Management Obligations other than in their capacity as a Lender or an Agent.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, exempted limited partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Agent or Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

~~“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement.”~~

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other property, intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrower under Section 3.07).

“Outstanding Amount” means (a) with respect to the Revolving Credit Loans, Extended Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Extended Revolving Credit Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings and/or the Borrower, as applicable.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment Recipient” has the meaning assigned to it in Section 9.18(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and in respect of which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute in the prior six (6) years.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Holder Group” means any “group” (within the meaning of Rule 13d-5 of the Exchange Act) owning Equity Interests having the power to vote or direct the voting for the election of directors of Holdings (or any Parent Entity thereof) if a majority of such Equity Interests owned by the group is owned by Permitted Holders.

“Permitted Holders” means any of (a) the Sponsor, (b) the Management Stockholders and (c) Accenture.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness Incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), either by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or after the original instrument giving rise to such Indebtedness has been terminated and including, by entering into any new credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are Incurred for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) after giving effect to such Refinancing, the principal amount (or accreted value, if applicable) thereof will not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such Refinancing plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity and maturity date that is equal to or greater than the Weighted Average Life to Maturity and maturity date of the Refinanced Indebtedness, (c) (i) if such Refinanced Indebtedness is unsecured, such Permitted Refinancing Indebtedness shall be unsecured and (ii) if such Refinanced Indebtedness is secured, such Permitted Refinancing Indebtedness shall either be unsecured or secured by the same collateral, and with the same (or junior) lien priority, as exists with respect to the Refinanced Indebtedness, (d) each of the obligors with respect to such Permitted Refinancing Indebtedness are Guarantors and (e) if such Refinanced Indebtedness is permitted pursuant to Section 7.03(c), (i) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, when taken as a whole, as those contained in the documentation governing the Indebtedness being so Refinanced and (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums) of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive on the Borrower and the Restricted Subsidiaries, when taken as a whole, than the terms and conditions of the Refinancing Indebtedness; provided that such terms and conditions shall not be deemed to be more restrictive solely as a result of (i) the inclusion in the documentation governing such Permitted Refinancing Indebtedness of a Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if (x) the documentation governing the Permitted Refinancing Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant, the Previously Absent Financial Maintenance Covenant shall be included in this Agreement and such Permitted Refinancing Indebtedness shall continue to not be deemed more restrictive solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities) or (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Refinancing; provided that a certificate of a Responsible

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the Incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company (including an exempted company), partnership (including an exempted limited partnership), Governmental Authority or other entity, whether or not having separate legal personality.

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the applicable Person taken as a whole are sold on a going-concern basis with reasonable promptness in an arm’s-length transaction under pre-sent conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previous Holdings” has the meaning specified in the definition of “Holdings.”

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time, but with covenant levels in this Agreement that are more restrictive on the Borrower and the Restricted Subsidiaries.

“Prime Rate” means the rate of interest per annum announced from time to time by the Administrative Agent as its “prime rate.” The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if the Revolving Credit Commitments or Extended Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, listing fees and all executive, legal and professional fees related to the foregoing.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Refinance, Refinanced and Refinancing” each has the meaning specified in the definition of the term “Permitted Refinancing Indebtedness.”

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Refinanced Indebtedness” has the meaning specified in the definition of the term “Permitted Refinancing Indebtedness.”

“Register” has the meaning specified in Section 10.07(d).

“Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, allowing to escape or migrate into or otherwise enter the Environment (including within any building, structure, facility or fixture, subject in each case, to human occupation) of any Hazardous Materials.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means, with respect to any Pension Plan, any of the reportable events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period is waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice; (b) with respect to an L/C Credit Extension, a Letter of Credit Application; and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, as of any date of determination with respect to any Class of Loans, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) Total Available Revolving Credit Commitments and aggregate unused Extended Revolving Credit Commitments of such Class; provided that the unused Available Revolving Credit Commitment or Extended Revolving Credit Commitments of, and the portion of the Total Outstandings of such Class held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) Total Available Revolving Credit Commitments and aggregate unused Extended Revolving Credit Commitments; provided that the unused Available Revolving Credit Commitment or Extended Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means a director or the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, controller or similar officer or director of a Loan Party (or its general partner, if applicable), and as to any document delivered on the Closing Date, a director or the secretary or any assistant secretary of a Loan Party (or its general partner, if applicable) and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party (or its general partner, if applicable)so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party (or its general partner, if applicable) designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party (or its general partner, if applicable) shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower, Holdings or Parent Entity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest.

“Restricted Subsidiary” means any Subsidiary of Holdings (including the Borrower) other than an Unrestricted Subsidiary.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class and Type and, in the case of ~~Eurocurrency Rate~~Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $45,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office), (b) such Revolving Credit Lender’s Pro Rata Share of the L/C Obligations and (c) such Revolving Credit Lender’s Pro Rata Share of the Swing Line Obligations.

“Revolving Credit Extension Request” has the meaning specified in Section 2.15(a)(ii).

“Revolving Credit Facility” has the meaning specified in the Preliminary Statements to this Agreement.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiaries (a) sells, transfers or otherwise Disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or Disposed.

“Sanctions” has the meaning specified in Section 5.21(a).

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 6.01 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 6.01(a) or (b) together with the Compliance Certificate.

“Secured Cash Management Agreement” means any agreement relating to Cash Management Services that is (a) entered into by and between Holdings or any Restricted Subsidiary and a Cash Management Bank and (b) specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Cash Management Agreement” hereunder.

“Secured Hedge Agreement” means any Swap Contract specified by the Borrower and permitted under Section 7.03(h) that (a) is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank and (b) is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each L/C Issuer, and each Lender, in each case with respect to the Facilities, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 9.01(c) appointed by the Administrative Agent with respect to matters relating to the Facilities or the Collateral Agent with respect to matters relating to any Collateral Document.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means, collectively, (a) the Security Agreement dated as of October 4, 2016 by and among Holdings, the Borrower, the other Guarantors party thereto and the Administrative Agent, attached hereto as Exhibit G and (b) each Security Agreement Supplement executed and delivered pursuant to Section 6.10.

“Security Agreement Supplement” has the meaning specified in the applicable Security Agreement.

“SOFR” means ~~a rate per annum equal to the secured overnight financing rate for such Business Day published~~with respect to any applicable determination date the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York ~~(or a successor administrator of the secured overnight financing rate) on the~~’s website ~~of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org~~ (or any successor source ~~for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time~~); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR ~~Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(i) and paragraph (1) of the definition of “Benchmark Replacement.”~~Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.100% (10 basis points); and with respect to Term SOFR means 0.100% (10 basis points) for an Interest Period of one-month’s duration, 0.150% (15 basis points) for an Interest Period of three-month’s duration, and 0.250% (25 basis points) for an Interest Period of six-months’ duration.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Solvency” or “Solvent” means, with respect to any Person, at any date, that (a) the sum of such Person’s debts (including contingent liabilities) do not exceed the Present Fair Saleable Value of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts (including current obligations) beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning specified in Section 10.07(h).

“Specified Existing Revolving Credit Commitment” means any Existing Revolving Credit Commitments belonging to a Specified Existing Revolving Credit Commitment Class.

“Specified Existing Revolving Credit Commitment Class” has the meaning specified in Section 2.15(a)(ii).

“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g) (in the case of Section 8.01(f) or 8.01(g), with respect to Holdings or the Borrower).

“Specified Transaction” means, with respect to any period (including any period prior to the Closing Date), any Investment, Disposition, Incurrence of Indebtedness, Refinancing, prepayment or repayment of Indebtedness, Restricted Payment, Subsidiary designation, provision of Incremental Revolving Credit Commitment Increases, creation of Extended Revolving Credit Commitments, restructuring, other strategic initiative (including cost saving initiative) or other action of the Borrower or any Restricted Subsidiaries after the Closing Date or other event that by the terms of the Loan Documents requires “pro forma compliance” with a test, ratio or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or after giving “pro forma effect” thereto, other than, for the avoidance of doubt, any such action or other event that constitutes a “Transaction” as set forth in the definition thereof; provided that any increase in the Revolving Credit Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that at the Borrower’s sole election, any such Specified Transaction having an aggregate value of less than $5,000,000 shall not be calculated on a “pro forma basis” or after giving “pro forma effect.”

“Sponsor” means Apax Partners, L.L.P. and each of its Affiliates and any funds, partnerships or other investment vehicles managed or controlled by it or its Affiliates, but not including, however, any of their operating portfolio companies.

~~“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Debt” means Indebtedness for borrowed money incurred by a Loan Party that is subordinated in right of payment to the prior payment of the Obligations of such Loan Party under the Loan Documents.

“Subordinated Debt Documents” means any agreement, indenture and instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Subordinated Intercompany Note” means the Intercompany Subordinated Note, dated as of the Original Closing Date, substantially in the form of Exhibit Q executed by Holdings, the Borrower and each other Restricted Subsidiary.

“Subsidiary” of a Person means a corporation, company (including an exempted company), partnership (including an exempted limited partnership), joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Holdings that are Guarantors (excluding the Borrower).

“Successor Borrower” has the meaning specified in Section 7.04(a).

“Successor Holdings” has the meaning specified in Section 7.10(a).

“Successor Rate” has the meaning specified in Section 3.03.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section la(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04(a).

“Swing Line Commitment” means the obligation of the Swing Line Lenders to make Swing Line Loans to the Borrower pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Sublimit.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.04.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Swing Line Lenders” means (i) Bank of America, N.A., in its capacity as provider of Swing Line Loans, and (ii) any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B-1 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $11,500,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or similar charges imposed by a Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Term SOFR” means~~, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)
for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means, at any date of determination and subject to Section 1.10(f), the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which Section 6.01 Financials have been or are required to be delivered. A Test Period may be designated by reference to the last day thereof (i.e. the November 30, 2021 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended November 30, 2021), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $5,000,000.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Total Available Revolving Credit Commitments” means, at any time, the aggregate of the Available Revolving Credit Commitments of all Lenders at such time.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by Sponsor, Accenture, any Parent Entity, Holdings, the Borrower, or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the consummation of the transactions contemplated by this Agreement, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses).

“Type” means (a) as to any Revolving Credit Loan, its nature as a Base Rate Loan or a ~~Eurocurrency Rate~~Term SOFR Loan and (b) as to any Extended Revolving Credit Loan, its nature as a Base Rate Loan or a ~~Eurocurrency Rate~~Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the ~~FCA~~Financial Conduct Authority Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(C).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of Holdings listed on Schedule 1.01B, (ii) any Subsidiary of Holdings designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

“Voting Stock” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of members of the Board of Directors of such Person (or, in the case of an exempted limited partnership, such Person’s general partner), under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent and in the case of any U.S. federal income or withholding tax, any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof

(i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

(f) References to any action, omission or holding of property by any Loan Party that is a Cayman Islands exempted limited partnership shall be deemed to refer to the action, omission or holding of property by such Loan Party acting through its general partner.

(g) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b) Where reference is made to “Holdings and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Restricted Subsidiaries.

(c) [Reserved].

(d) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification Topic 825 – Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings or any Subsidiary at “fair value,” as defined therein.

Section 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the relevant Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Currency Equivalents Generally.

(a) For purposes of any determination under Section 6, Section 7 (other than Section 7.09) or Section 8 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Section 7 with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 7.08 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is Incurred or Disposition, Restricted Payment or payment under Section 7.08 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Exchange Rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably Incurred, in connection with such Refinancing and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be Incurred or Disposition, Restricted Payment or payment under Section 7.08 may be made at any time under such Sections. For purposes of Section 7.09, amounts in currencies other than Dollars shall be translated into Dollars at the applicable Exchange Rates used in preparing the most recently delivered Section 6.01 Financials on or prior to such date.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

~~Section 1.09. [Reserved].~~Section 1.09. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.

Section 1.10. Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of the Total Leverage Ratio) shall be calculated in the manner prescribed by this Section 1.10.

(b) For purposes of calculating any financial ratio or test (including Consolidated EBITDA and the Total Leverage Ratio), Specified Transactions (with any Incurrence or Refinancing of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.10) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.10, then such financial ratio or test (including Consolidated EBITDA) shall be calculated to give pro forma effect thereto in accordance with this Section 1.10.

(c) Whenever pro forma effect or a determination of pro forma compliance is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions and synergies relating to any Specified Transaction (including the Transactions) which is being given pro forma effect or for which a determination of pro forma compliance is being made that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies have been taken, have been committed to be taken, with respect to which substantial steps have been taken or which are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, any action committed to be taken, any action with respect to which substantial steps have been taken or any action that is expected to be taken net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that such cost savings are reasonably identifiable and factually supportable and specify such amounts (it being understood that delivery of a Compliance Certificate in accordance with Section 6.02(a) shall satisfy the requirement to provide such certification), (B) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (C) the aggregate amount added back to Consolidated EBITDA pursuant to this Section 1.10(c) and clause (viii) of the definition of “Consolidated EBITDA” for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (with such calculation being made prior to giving effect to such addbacks and this Section 1.10(c) and after giving effect to the applicable transactions).

(d) In the event that the Borrower or any Restricted Subsidiary Incurs (including by assumption or guarantee) or Refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness, in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such Incurrence or Refinancing of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e) Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or applicable Restricted Subsidiary may designate. For purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

(f) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom (other than any Borrowing of Revolving Credit Loans) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

of determination of such ratio or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant, shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be either (i) the date that the definitive agreements for such Limited Condition Transaction are entered into or (ii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target company is made in compliance with the City Code, (in each case, the “LCT Test Date”) and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(g) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts (other than Incurrence Based Amounts contained in Sections 7.01 or 7.03).

(h) Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII, if any Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Debt (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Indebtedness, Liens, Investments, Disposition, Restricted Payment or repayment of Subordinated Debt (or a portion thereof) in any manner that complies with the covenants set forth in Article VII and may later divide and reclassify any such Indebtedness, Lien, Investment or Disposition so long as the Indebtedness, Lien, Investment or Disposition (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant, and not, for the avoidance of doubt, across different types of covenants.

Section 1.11. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases at such time when such increases come into effect.

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ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans.

(a) [Reserved].

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day on or after the Closing Date until the Maturity Date with respect to the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans, as further provided herein.

Section ~~2.01.~~2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurocurrency Rate~~Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans or of any conversion of ~~Eurocurrency Rate~~Term SOFR Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the appropriate Lenders. Each Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ~~Eurocurrency~~Base Rate Loans ~~with an Interest Period of one (1) month.~~ . Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency Rate~~Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency Rate~~Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term SOFR Loan.

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(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of such Loans as described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice; provided that on the Closing Date (or, with respect to any Incremental Facilities, on the relevant Incremental Facilities Closing Date), such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions (or any transactions to occur on the Incremental Facility Closing Date). Upon satisfaction of the applicable conditions set forth in Section 4.02, to the extent applicable, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, further, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a ~~Eurocurrency Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~Term SOFR Loan, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as ~~Eurocurrency Rate~~Term SOFR Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Term SOFR Loans upon determination of such rate. The determination of ~~the Eurocurrency Rate~~Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) Anything in subsections (a) to (d) above to the contrary notwithstanding, after giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Revolving Credit Borrowings.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g) In connection with the use or administration of SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.03. Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

benefit of any Subsidiary of Holdings) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit, and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule 2.03(a) (the “Existing Letters of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no L/C Issuer shall be required to issue commercial or trade Letters of Credit without its consent.

(i) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders have approved such expiry date or (ii) such Letter of Credit will be Cash Collateralized or backstopped on terms reasonably satisfactory to the L/C Issuer;

(D) the issuance of such Letter of Credit would violate any material Laws, regulations or internal policies binding upon such L/C Issuer; or

(E) the Letter of Credit is to be denominated in a currency other than Dollars.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the delivery by the Borrower of a Letter of Credit Application to an L/C Issuer (with a copy to the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall promptly notify the Borrower and the Administrative Agent in writing thereof On the Business Day immediately following the Business Day on which the Borrower shall have received such notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrower shall have received such notice later than 11:00 a.m. on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 11:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

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(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence, willful misconduct or bad faith when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(e) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or bad faith; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The

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Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by such L/C Issuer’s gross negligence, willful misconduct or bad faith or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(b)(iii) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at BofA and may be invested in readily available Cash Equivalents at BofA’s sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the L/C Issuers and the Revolving Credit Lenders) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at BofA as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no other Event of Default has occurred and is continuing (or if such Cash Collateral was not granted after an Event of Default, no Event of Default has occurred and is continuing), the excess shall be refunded to the Borrower. If such Cash Collateral was granted after an Event of Default, then if such Event of Default is cured or waived or no Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrower. If such Cash Collateral was not granted after an Event of Default, then the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrower upon the circumstances requiring Cash Collateralization ceasing to exist.

(g) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender (except for a Defaulting Lender) in accordance with its Pro Rata Share a per annum Letter of Credit fee equal to the product of (i) the Applicable Rate for Letter of Credit fees and (ii) the daily maximum

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amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears and upon the termination of the respective Letter of Credit, in each case for the actual number of days elapsed over a 360-day year. Such letter of credit fees shall be due and payable on the last Business Day each February, May, August and November, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other percentage as may be separately agreed to between the applicable L/C Issuer and the Borrower) of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each August, November, February and May, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Replacement/Addition of an L/C Issuer. The Borrower may add L/C Issuers with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and with the agreement of such new L/C Issuer, whereupon such new issuer of Letters of Credit shall be granted the rights, powers and duties of a L/C Issuer hereunder, and the term “L/C Issuer” shall mean such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as a L/C Issuer hereunder shall be evidenced by an agreement entered into by such new issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, such new issuer of Letters of Credit shall become a “L/C Issuer” hereunder.

(k) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

Section 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lenders agree to make loans (each such loan, a “Swing Line Loan”) in U.S. Dollars to the Borrower from time to time on any Business Day (other than the Closing Date) until the Business Day prior to the Maturity Date with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lenders acting as Swing Line Lenders, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.

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Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) Either Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (which hereby irrevocably authorizes the Swing Line Lenders to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). The Swing Line Lenders shall furnish such Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the applicable Swing Line Lender at the Administrative Agent’s Office for payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with this Section 2.04(c), the request for Base Rate Loans submitted by a Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of any Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing

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Line Lender at a rate per annum equal to the Federal Funds Rate. A certificate of such Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lenders, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii) If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender.

(e) Interest for Account of Swing Line Lenders. The Swing Line Lenders shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swing Line Lender.

(f) Payments Directly to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

Section 2.05. Prepayments.

(a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of ~~Eurocurrency Rate~~Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of ~~Eurocurrency Rate~~Term SOFR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of each of clauses (2) and (3), the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such pre-payment and the Class(es) and Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of ~~a Eurocurrency Rate~~any Loan shall be accompanied by all accrued interest thereon and, with respect to Term SOFR Loans, any additional amounts required pursuant to Section 3.05. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.05(a), such prepayment shall not be applied to any Loan of a Defaulting Lender.

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The Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by such Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment or (2) any such prepayment of Swing Line Loans made in Dollars shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment.

(b) Mandatory Prepayments.

(i) [Reserved].

(ii) [Reserved].

(iii) [Reserved].

(iv) [Reserved].

(v) [Reserved].

(vi) [Reserved].

(vii) If the Administrative Agent notifies the Borrower that the Revolving Credit Exposure at such time exceeds an amount equal to 100% of the Revolving Credit Commitments then in effect within two (2) Business Days after receipt of such notice, the Borrower shall prepay Revolving Credit Loans and/or the Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such amount outstanding as of such date of payment to an amount not to exceed 100% of the Revolving Credit Commitments.

(viii) [Reserved].

(ix) With respect to each prepayment of Revolving Credit Loans and Extended Revolving Credit Loans elected by the Borrower pursuant to Section 2.05(a), the Borrower may designate (i) the Class and Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans or Extended Revolving Credit Loans to be prepaid; provided that (x) ~~Eurocurrency Rate~~Term SOFR Loans may be designated for prepayment pursuant to this Section 2.05(b) only on the last day of an Interest Period applicable thereto unless all ~~Eurocurrency Rate~~Term SOFR Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of such Class (except that any prepayment made in connection with a reduction of the Commitments of such Class pursuant to Section 2.06 shall be applied pro rata based on the amount of the reduction in the Commitments of such Class of each applicable Lender); and (z) notwithstanding the provisions of the preceding clause (y), at the option of the Borrower, no prepayment made pursuant to Section 2.05(a) of Revolving Credit Loans or Extended Revolving Credit Loans shall be applied to the Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a ~~Eurocurrency Rate~~Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such ~~Eurocurrency Rate~~Term SOFR Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~Eurocurrency Rate~~Term SOFR Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05, in respect of any such ~~Eurocurrency Rate~~Term SOFR Loan prior to the last day of the Interest

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Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the ~~Eurocurrency Rate~~Term SOFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d) [Reserved].

Section 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent two (2) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. It being understood and agreed that (1) the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect to any Class of Extended Revolving Credit Commitments without any termination or reduction of the Commitments with respect to any Existing Revolving Credit Commitments of the same Specified Existing Revolving Credit Commitment Class) and (2) in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Existing Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Credit Commitments so extended on such date or, if agreed by the Borrower and the Lenders providing such Extended Revolving Credit Commitments, by any greater amount so long as the Borrower prepays the Existing Revolving Credit Loans of such Class owed to such Lenders providing such Extended Revolving Credit Commitments to the extent necessary to ensure that after giving effect to such repayment or reduction, the Existing Revolving Credit Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Credit Commitments of such Class after giving effect to such reduction; provided that after giving effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Credit Commitment thereof (such revolving credit exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof).

(b) Mandatory. The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. With respect to each mandatory reduction and termination of Revolving Credit Commitments required in connection with the incurrence of any Extended Revolving Credit Commitments, the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (x) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class and (y) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated. In connection with any such termination or reduction, to the extent necessary, the participations hereunder in outstanding Letters of Credit and Swing Line Loans may be required to be reallocated and related loans outstanding prepaid and then reborrowed, in each case in the manner contemplated by the last three sentences of Section 2.14(e) (as modified to account for a termination or reduction, as opposed to an increase, of such Commitment).

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, Swing Line

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Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) [Reserved].

(b) Repayment of Revolving Credit Loans on the Maturity Date. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay their Swing Line Loans on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(d) [Reserved].

Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each ~~Eurocurrency Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the Adjusted Eurocurrency Rate~~Term SOFR for such Interest Period plus the Applicable Rate for ~~Eurocurrency Rate~~Term SOFR Loans then in effect for ~~Eurocurrency Rate~~Term SOFR Loans, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then in effect for Base Rate Loans and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then in effect for Revolving Credit Loans that are Base Rate Loans.

(b) After the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each (i) Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) equal to 0.50% per annum on the average daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each August, November, February and May, commencing with the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee.

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(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon notice in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10. Computation of Interest and Fees. All computations of interest on Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class, amount, maturity and currency of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(c), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in immediately available funds not later than 3:00 p.m. on the date specified herein or such later time as the Administrative Agent may otherwise determine in its reasonable discretion. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. Unless otherwise agreed by the Administrative Agent, all payments received

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by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of ~~Eurocurrency Rate~~Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurocurrency Rate~~Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Ad-ministrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of Lender from its

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obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(d) shall be conclusive, absent demonstrable error.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(h) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. If, other than as provided elsewhere in this Agreement, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share that it is owed (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub participations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented

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to any such extension to the extent such transaction is permitted hereunder. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (b) of the definition of “Excluded Taxes,” a Lender that acquired a participation pursuant to this Section 2.13 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired an interest in the Commitment(s) or Loan(s) to which such participation relates.

Section 2.14. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the Closing Date, by written notice delivered to the Administrative Agent, request one or more increases in the amount of the Revolving Credit Commitments of any Class (each such increase, an “Incremental Revolving Credit Commitment Increase” and all Incremental Revolving Credit Commitment Increases, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that (i) no Event of Default shall have occurred and be continuing or would exist after giving effect thereto and (ii) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided further that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) Each Incremental Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and, the aggregate amount of the Incremental Revolving Credit Commitment Increases incurred pursuant to this Section 2.14, together with the aggregate principal amount of all Incremental Equivalent Debt, shall not exceed, as of the date of Incurrence of such Indebtedness or commitments, the Incremental Amount.

(c) The Incremental Revolving Credit Commitment Increase shall be on the same terms as, and be treated the same as, the Revolving Credit Commitments (including with respect to maturity date thereof) and shall be considered to be part of the Revolving Credit Facility (it being understood that, if required to consummate an Incremental Revolving Credit Commitment Increase, additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Credit Commitment Increase).

(d) Each notice from the Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Credit Commitment Increases. Incremental Revolving Credit Commitment Increases may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld or delayed), by any existing Lender (it being understood that no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Credit Commitment Increase) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s providing such Incremental Revolving Credit Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender; provided, further, that, solely with respect to any Incremental Revolving Credit Commitment Increases, the Swing Line Lenders and each L/C Issuer shall have consented (not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Revolving Credit Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

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(e) Commitments in respect of Incremental Revolving Credit Commitment Increases shall become Commitments (or in the case of an Incremental Revolving Credit Commitment Increase to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including, in connection with an Incremental Revolving Credit Commitment Increase, to reallocate Revolving Credit Exposure on a pro rata basis among the relevant Revolving Credit Lenders). The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and the occurrence of any extension of credit thereunder shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Revolving Credit Commitment Increases for any purpose not prohibited by this Agreement.

(f) No Lender shall be obligated to provide any Incremental Revolving Credit Commitment Increases unless it so agrees and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Revolving Credit Commitment Increases.

(g) Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Lender with a Revolving Credit Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Lender with a Revolving Credit Commitment of such Class (including each such Incremental Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of such Class of all Lenders represented by such Lender’s Revolving Credit Commitment of such Class. If, on the date of such increase, there are any Revolving Credit Loans of such Class outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Sections 2.02(b) or 10.01 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders; provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent.

(i) Any portion of any Incremental Facility incurred other than under clause (c) of the Incremental Amount may be reclassified at any time, as the Borrower may elect from time to time, as incurred under clause (c) of the Incremental Amount if the Borrower meets the applicable ratio thereunder at such time on a pro forma basis at any time subsequent to the incurrence of such Incremental Facility (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower).

Section 2.15. Extensions of Revolving Credit Loans and Revolving Credit Commitments.

(a) (i) [Reserved].

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(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class and/or the Extended Revolving Credit Commitments of any Class (and, in each case, including any previously extended Revolving Credit Commitments), existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request offered equally to all Lenders of such Class) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that notwithstanding anything to the contrary in this Section 2.15, or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans of the Specified Existing Revolving Credit Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class), (II) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 10.07 and (III) subject to the applicable limitations set forth in Section 2.07 and Section 2.06(b), permanent repayments of Extended Revolving Credit Loans (and corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted or exchanged into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Class subject to such Extension Request converted or exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Revolving Credit Commitments (and/or any earlier extended Revolving Credit Commitments) which it has elected to convert or exchange into Extended Loans/Commitments (subject to any

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minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Revolving Credit Commitments (and any earlier extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Revolving Credit Commitments or earlier extended Revolving Credit Commitments, as applicable, subject to Extension Elections shall be converted to or exchanged to Extended Loans/Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Revolving Credit Commitments and earlier extended Revolving Credit Commitments included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, unless expressly agreed by the holders of each affected Existing Revolving Credit Commitment of the Specified Existing Revolving Credit Commitment Class, such Extended Revolving Credit Commitment shall not be treated more favorably than all Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class for purposes of the obligations of a Revolving Credit Lender in respect of Swing Line Loans under Section 2.04 and Letters of Credit under Section 2.03, except that the applicable Extension Agreement may provide that the Maturity Date for the Swing Line Loans and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swing Line Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Agreement) so long as the applicable Swing Line Lenders and/or L/C Issuer has consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Loan Parties and the Ex-tending Lenders (and notice thereof together with the Extension Agreement delivered to the Administrative Agent). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Loans/Commitments provided for therein, does not breach or result in a default under the provisions of Section 10.01 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Class of Existing Revolving Credit Commitments is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted or exchanged by such Lender on such date (or by any greater amount as may be agreed by the Borrower and such Lender), and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Credit Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Credit Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Credit Loans (and related participations) of the applicable Class in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments of such Class.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of the Extended Revolving Credit Commitments of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such

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Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Existing Revolving Credit Commitments (and related Revolving Credit Exposure) in such amount as is required to cause such Lender to hold Extended Revolving Credit Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error and (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.15(c)).

(f) No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g) This Section 2.15 shall supersede any provisions in Section 2.02(b) or Section 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Loans/Commitments without such Lender’s consent.

Section 2.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b) The Commitment, Outstanding Amount of Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of, or the date fixed for payments to, such Defaulting Lender, or reduces the amount of any principal, interest or fee payable to such Defaulting Lender, in each case shall require the consent of such Defaulting Lender;

(c) If any Swing Line Obligations or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swing Line Obligations or L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent, (x) first, prepay such Swing Line Obligations and (y) second, Cash Collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to

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such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;

(iv) if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v) if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and

(d) So long as (i) such Lender is a Defaulting Lender and (ii) a reallocation pursuant to clauses (c)(i) or (c)(ii) above cannot be effectuated, the Swing Line Lenders shall not be required to fund any Swing Line Loan and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances reasonably satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(c), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

(e) In the event that the Administrative Agent, the Borrower, the Swing Line Lenders and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Obligations and L/C Obligations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of such Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Except as required by Law, all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes. If any applicable Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each Lender (or, in the case of an Agent receiving the payments for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable Withholding Agent shall make such deductions, (iii) such applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable Withholding Agent to the relevant Governmental Authority (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable Withholding Agent shall furnish to Borrower and the Administrative Agent, as applicable, the original or a certified copy of a receipt evidencing

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

payment thereof to the extent such a receipt is issued therefor, or other evidence of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) In addition, the Loan Parties shall pay all Other Taxes.

(c) Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) payable or paid by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf, shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.

(d) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund as soon as practicable after it is determined that such refund pertains to Taxes as to which indemnification or additional amounts have been paid (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund) to the applicable Loan Party, net of all reasonable out-of-pocket expenses (including Taxes attributable to such refund) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Lender or Agent, as the case may be, shall promptly return such refund to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the applicable Loan Party’s request, provide the applicable Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent reasonably deems confidential). Nothing contained herein shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that no such designation shall be required to the extent that, in the judgment of such Lender, such designation would not materially eliminate or reduce amounts payable pursuant to Section 3.01(a) or (c) or Lender and its Applicable Lending Office(s) would suffer material economic, legal or regulatory disadvantage or be subject to an unreimbursed cost or expense, and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, each Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

do so. Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

Without limiting the generality of the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding; and

(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrower or the Administrative Agent) the following, as applicable:

(A) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit O (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent and the Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), or

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership for United States federal income tax purposes, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, Form W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that if the Lender is a partnership for United States federal income tax purposes (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)).

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(h) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) properly completed and duly executed copies of either (i) if it is a “United States person” (as defined in Section 7701(a)(30) of the Code) IRS Form W-9 (or any successor form), or (ii) if it is not a “United States person” a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form), together with any required accompanying documentation, evidencing its agreement with the Borrower to be treated as a U.S. person for U.S. federal withholding tax purposes (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account). Notwithstanding anything to the contrary in this Section 3.01(h), the Administrative Agent shall not be required to deliver any documentation pursuant to this Section 3.01(h) that it is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(i) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(f) or (g).

(j) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and the Swing Line Lender.

Section 3.02. Illegality.

(a) If any Lender reasonably determines that due to any Change in Law after the Closing Date it is unlawful, or that any Governmental Authority that is a court, statutory board or commission has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund ~~Eurocurrency Rate Loans,~~Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon ~~the Adjusted Eurocurrency Rate~~SOFR or Term SOFR as contemplated by this Agreement, then, ~~on~~upon notice thereof by such Lender to the Borrower (through the Administrative Agent~~, in respect of Eurocurrency Rate Loans~~), (A) any obligation of such Lender to make or continue ~~Eurocurrency Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurocurrency Rate~~Term SOFR Loans, as applicable, shall be suspended, and (B) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist~~, (B) upon~~. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to the Administrative Agent), prepay in the case of ~~Eurocurrency Rate~~Term SOFR Loans, such ~~Eurocurrency Rate~~Term SOFR Loans, that have become unlawful or, if applicable, convert all ~~Eurocurrency Rate~~Term SOFR Loans of such Lender to Base Rate Loans (without reference to ~~the Eurocurrency Rate~~Term SOFR in determining the applicable Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~Term SOFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such ~~Eurocurrency Rate Loans, (C) upon~~Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rated based upon SOFR, the Administrative Agent shall during such period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for any such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b) If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law, then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law.

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Section 3.03. Inability to Determine Rates.

(a) If in connection with any request for a ~~Eurocurrency Rate~~Term SOFR Loan or a conversion ~~to~~of Base Rate Loans to Term SOFR Loans or a continuation ~~thereof~~of any of any Term SOFR Loan, as applicable, (i) the Administrative Agent determines ~~that (A) Dollar deposits are not being offered to banks in the London interbank Eurocurrency market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) (x~~(which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining ~~the Eurocurrency Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurocurrency Rate~~ Term SOFR Loan or in connection with an existing or proposed Base Rate Loan ~~and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”)~~, or (ii) the Administrative Agent or the Required Lenders determine that for any reason ~~the Eurocurrency Rate~~that Term SOFR for any requested Interest Period with respect to a proposed ~~Eurocurrency Rate~~ Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurocurrency Rate~~ Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurocurrency~~Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected ~~Eurocurrency Rate~~Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the utilization of the ~~Eurocurrency Rate~~Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of ~~Eurocurrency Rate~~Term SOFR Loans (to the extent of the affected ~~Eurocurrency Rate~~Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Notwithstanding ~~the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 3.03(a), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.~~anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(~~c) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section):~~

 ~~(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earliest of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement~~

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

~~or publication of information to be no longer representative, (ii) June 30, 2023 and (ii) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.~~i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

 ~~(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available. (y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document~~Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

 ~~(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.~~

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

 ~~(iv)~~ In connection with the implementation ~~and administration of a Benchmark Replacement~~of a Successor Rate, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

 ~~(v) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.~~

 ~~(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.~~

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For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy~~; Reserves on Eurocurrency Rate Loans~~.

(a) If any Lender determines that as a result of any Change in Law after the Closing Date, there shall be any actual increase in the cost (including any Tax or increased reserve requirement) to such Lender of agreeing to make or making, funding or maintaining any ~~Eurocurrency Rate~~Term SOFR Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Excluded Taxes, or (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) Business Days after demand by such Lender setting forth in reasonable detail such actual increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such actual Lender for such increased cost or reduction.

(b) If any Lender determines that as a result of a Change in Law regarding capital adequacy or liquidity requirements after the Closing Date, has the effect of reducing the actual rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity, as applicable, and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such actual reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including ~~Eurocurrency~~Dollar or eurocurrency funds or deposits, additional interest on the unpaid principal amount of each ~~Eurocurrency Rate~~Term SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the ~~Eurocurrency Rate~~Term SOFR Loans, such actual additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d) Subject to Section 3.06(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(f) Notwithstanding anything in this Section 3.04 to the contrary, no Lender shall receive compensation pursuant to this Section 3.04, unless such Lender certifies that it is generally seeking compensation from other borrowers in the U.S. leveraged loan market with respect to its similarly affected loans under agreements with such borrowers having provisions similar to this Section 3.04.

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Section 3.05. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense (but excluding, for the avoidance of doubt, any lost profits) incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any ~~Eurocurrency Rate~~Term SOFR Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower;

including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees actually paid to terminate the deposits from which such funds were obtained.

Section 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error; provided that such Agent or such Lender need not disclose any information that is price-sensitive, confidential or legally restricted. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue ~~Eurocurrency Rate~~Term SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any ~~Eurocurrency Rate~~Term SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term SOFR Loans, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurocurrency Rate~~Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurocurrency Rate~~Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurocurrency Rate~~Term SOFR Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the

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conversion of such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurocurrency Rate~~Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to ~~Eurocurrency Rate~~Term SOFR Loans on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurocurrency Rate~~Term SOFR Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding ~~Eurocurrency Rate~~Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make ~~Eurocurrency Rate~~Term SOFR Loans as a result of any condition described in Section 3.02, or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender is a Non-Consenting Lender, then the Borrower may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be waived by the Administrative Agent in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents; and provided, further, that in the case of any such assignment resulting from a request for reimbursement for amounts owing pursuant to Section 3.01, such assignment will result in a reduction of such amounts thereafter.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption, and any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.05 as a consequence of such assignment shall have been paid by the Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure, termination, discharge or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans,

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or with respect to the Facilities as a whole and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.07 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 3.08. Survival. All of the Borrower’s obligations under Section 3.01, Section 3.04, Section 3.06 and Section 3.07 shall survive any assignment of rights by, or the replacement of, a Lender, termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Closing. The effectiveness of this Agreement and the obligation of each Lender to make its Commitments hereunder are subject to satisfaction of the conditions precedent set forth in Section 6 of the Restatement Agreement.

Section 4.02. Conditions to Subsequent Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans or (ii) borrowings made pursuant to Section 2.14 or Section 2.15, which may be subject to different conditions precedent and representations but only if so agreed by the Borrower and the applicable Lenders) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the relevant Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized, registered or formed, and validly existing

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and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, formation, registration or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) in the case of each Loan Party, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to Holdings and the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, (i) are within such Loan Party’s corporate, partnership or other powers and have been duly authorized by all necessary corporate, partnership or other organizational action, and (ii) do not and will not

(a) conflict with or contravene the terms of any of such Person’s Organizational Documents,

(b) result in any breach or contravention of, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject;

(c) violate any Law or (d) result in the creation of any Lien (other than under the Loan Documents); except, in the case of clauses (ii)(b) and (ii)(c), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or the perfection of the Liens created under the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) [Reserved].

(b) Since August 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes

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in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents.

Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good and defensible title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08. Environmental Compliance.

(a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary alleging violation of, or liability under, any applicable Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has been no Release and there is no threat of Release of Hazardous Materials by the Borrower or any Restricted Subsidiary at, on, under or from any location in a manner which would reasonably be expected to give rise to liability under applicable Environmental Laws.

(c) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Borrower and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law.

(d) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, to the Borrower’s knowledge, no conditions or facts exist that would reasonably be expected to result in liability under, or impose an obligation with respect to, Environmental Law.

Section 5.09. Taxes. The Borrower and each Restricted Subsidiary have timely filed all federal, state, local, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, state, local, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Borrower or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10. Compliance with ERISA and other Pension Laws; Labor Matters.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, and (ii) each Foreign Plan established, sponsored or maintained by any Loan Party has been registered, established, invested, administered and maintained in compliance with all applicable Laws.

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(b) (i) No ERISA Event with respect to a Pension Plan or Multiemployer Plan has occurred or is reasonably expected to occur, and (ii) no Foreign Pension Event has occurred or is reasonably expected to occur, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; provided that with respect to Multiemployer Plans, the representations and warranties in this Section 5.10 are made to the knowledge of the Loan Parties.

(c) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there are no strikes or other labor disputes against the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (ii) hours worked by and payment made to employees of the Borrower or any of the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (iii) the Borrower and the other Loan Parties have complied with all applicable labor laws including work authorization and immigration and (iv) all payments due from the Borrower or any of the Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.11. Subsidiaries; Equity Interests. As of the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrower and such Subsidiaries have been validly issued, and to the extent such concepts exist with respect to such Equity Interests, are fully paid and nonassessable and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted by Section 7.01.

As of the Closing Date, Schedule 5.11 sets forth (a) the name and jurisdiction of organization of each Subsidiary, (b) the ownership interest of Holdings, the Borrower and any of their Restricted Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12. Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of FRB.

(b) None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.13. Disclosure.

(a) None of the written factual information or written factual data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to any Agent or any Lender on or before the Closing Date for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 5.13(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or general industry nature.

(b) The projections contained in the information and data referred to in Section 5.13(a) were prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the Borrower and the Restricted Subsidiaries, that no assurance can be given that any

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 5.14. Intellectual Property; Licenses, Etc. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Loan Parties and the other Restricted Subsidiaries own, or are licensed to use, all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, and without violation of the rights of any Person, and free and clear of all Liens (other than Liens permitted under the Loan Documents), (ii) to the knowledge of the Borrower, no such Intellectual Property infringes upon any rights held by any Person; and (iii) there are no claims or litigation regarding any such Intellectual Property pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or Restricted Subsidiary.

Section 5.15. Solvency. On the Closing Date after giving effect to the Transactions occurring on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16. Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral described therein and to the extent intended to be created thereby, subject, as to enforceability, to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

Section 5.17. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 5.18. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” (or similar or comparable term) of the Borrower any agreement, indenture or instrument pursuant to which any Subordinated Debt is Incurred.

Section 5.19. Patriot Act.

(a) Neither the Borrower nor any other Loan Party is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 and the USA PATRIOT Act.

(b) The use of proceeds of the Loans and the Letters of Credit will not violate the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V).

Section 5.20. Anti-Corruption Laws. To the knowledge of the Borrower after due inquiry, for the last five (5) years the Borrower and each other Loan Party have conducted their business in material compliance with the FCPA and the UK Bribery Act 2010 (“Anti-Corruption Laws”) and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws. No part of the proceeds of the Loans will be used, directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

Section 5.21. Sanctioned Persons.

(a) None of Holdings, the Borrower or any Restricted Subsidiary or any director, officer, employee, agent or affiliate of Holdings (or its general partner), the Borrower or any Restricted Subsidiary is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation currently, Crimea, Cuba, Iran, North Korea and Syria. To the knowledge of the Borrower after due inquiry, for the past five (5) years Holdings, the Borrower and each other Loan Party and any director, officer, employee, agent or affiliate of Holdings (or its general partner) has conducted their business in material compliance with Sanctions.

(b) The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of country-wide Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Hedging Obligations, Cash Management Obligations and contingent indemnification obligations and other contingent obligations) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letters of Credit have been Cash Collateralized), Holdings shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by (x) a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall (i) be prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualifications or any qualification as to the scope of such audit (other than (x) an emphasis of matter to the extent such statement does not qualify such audit in any respect, (y) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or any other Indebtedness permitted hereunder, occurring within one year from the time opinion is delivered or (z) an actual or prospective default or event of default under the Financial Covenant); and

(b) within forty five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its consolidated Subsidiaries, in accordance with GAAP, in each case subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

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Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any Parent Entity that, directly or indirectly, holds the Equity Interests of Holdings or (B) the Borrower’s, Holdings’ (or any Parent Entity’s) Form 10-K, 10-Q, Annual Information Form and quarterly financial statements, as applicable, filed with the SEC; provided that with respect to each of clauses (A) and (B), (i) to the extent such information relates to a Parent Entity, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03 of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate) and (ii) such other information required by the Compliance Certificate;

(d) [reserved];

(e) with reasonable promptness, but subject to the limitations set forth in the last sentence of Section 6.09 and Section 10.08, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time;

(f) as promptly as reasonably practicable after delivery of the financial statements pursuant to Sections 6.01(a), hold a conference call with Lenders to discuss the results of operations for the relevant reporting period; and

(g) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02(a), (b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency, Syndtrak, ClearPar or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for prompt further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower materials that may be distributed to the Public Lenders and that (w) all such Borrower materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such information as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws and (y) all materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information.”

Section 6.03. Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent, for prompt further distribution to each Lender, in writing:

(a) of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b) any litigation or governmental proceeding (including, without limitation, pursuant to any applicable Environmental Laws) pending against the Borrower or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and

(c) of the occurrence of any ERISA Event with respect to a Pension Plan or Multiemployer Plan or a Foreign Pension Event with respect to a Foreign Plan, in each case, that would reasonably be expected to have a Material Adverse Effect.

Section 6.04. Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect (other than with respect to the Borrower in clause (a)) or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05. Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties, rights and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice, and (c) prosecute, maintain, renew, defend and protect all of its material Intellectual Property.

Section 6.06. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (in the good faith determination of the Borrower), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

customarily carried under similar circumstances by such other Persons (in the good faith determination of the Borrower). If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then, to the extent required by the Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance. Any such insurance (excluding business interruption insurance) maintained in the United States shall name the Collateral Agent as additional insured, mortgagee, and loss payee, as applicable.

Section 6.07. Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including, without limitation, Environmental Laws, ERISA, FCPA, Sanctions and the USA PATRIOT Act), except if the failure to comply therewith would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.08. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.09. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to, at the Borrower’s expense (subject to the limitations below) visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (other than intragroup agreements) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Collateral Documents) continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect Wholly-Owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party (including, without limitation, upon the formation of any Subsidiary that is a Division Successor), the designation in accordance with Section 6.13 of any existing direct or indirect Wholly-Owned Domestic Subsidiary as a Restricted Subsidiary, or any Wholly-Owned Restricted Subsidiary ceasing to be an Excluded Subsidiary:

(i) within forty-five (45) days after the end of such fiscal quarter in which such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(A) cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) the Guaranty, Mortgages, pledges, assignments, the applicable Security Agreement Supplements, applicable Intellectual Property Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto (including without limitation, with respect to Mortgages, the documents listed in Section 6.12(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, the applicable Security Agreement and other Collateral Documents in effect on the Closing Date), in each case to guaranty the Obligations and grant and perfect the Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (other than Excluded Equity Interests and only to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral and Guarantee Requirement (including the execution of the Subordinated Intercompany Note), indorsed in blank to the Collateral Agent;

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of share and membership interest certificates or promissory notes, if any) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, subject to the effects, as to enforceability, of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law); and

(E) deliver to the Collateral Agent with respect to each Material Real Property, upon the Administrative Agent’s reasonable request and to the extent in the Borrower’s possession, any title reports, title insurance policies and surveys or environmental assessment reports.

(b) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party (including as a result of any Person owing such Material Real Property becoming a Loan Party), if such Material Real Property shall not already be subject to a perfected Lien (subject to Permitted Liens) under the Collateral Documents with the priority required pursuant to the Collateral and Guarantee Requirement and is required to be, the Borrowers shall give notice thereof to the Administrative Agent and within ninety (90) days (with such extensions as agreed by the Administrative Agent in its reasonable discretion) of the date of such acquisition (or the Person owing such Material Real Property becoming a Loan Party) shall cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

or record such Lien or otherwise in connection with, including, as applicable, the actions referred to in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

Section 6.11. Use of Proceeds and Letters of Credit. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 6.12. Further Assurances and Post-Closing Conditions.

(a) Subject to the limitations set forth in the definition of “Collateral and Guarantee Requirement” and in the Collateral Documents, promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement, the Collateral and Guarantee Requirement and the Collateral Documents.

(b) execute and/or deliver the documents and/or complete the tasks set forth on Schedule 6.12, in each case within the time limits specified on such schedule (or such longer period as the Administrative Agent may agree in its discretion).

Section 6.13. Designation of Subsidiaries. Holdings may at any time designate any Restricted Subsidiary (other than the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by notice to the Administrative Agent; provided that, in each case, (i) no Event of Default is then continuing or would result therefrom and (ii) Holdings shall be in pro forma compliance with the covenants forth in Section 7.09 after giving effect to such designation. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Restricted Subsidiaries therein at the date of designation in an amount equal to the Fair Market Value of the Restricted Subsidiaries’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 6.14. Payment of Taxes. Holdings will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Tax imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Holdings or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither Holdings nor any of the Restricted Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or if the failure to pay would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

Section 6.15. Nature of Business. The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental, related or ancillary to any of the foregoing.

Section 6.16. End of Fiscal Years; Fiscal Quarters. The Borrower will not change its fiscal year from ending on August 31; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed), in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary in order to reflect such change in financial reporting.

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ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Hedging Obligations, Cash Management Obligations and contingent indemnification obligations and other contingent obligations) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless such Letters of Credit have been Cash Collateralized), Holdings shall not permit the Borrower or any of Holdings’ other Restricted Subsidiaries to (and, in the case of Section 7.10, Holdings shall not):

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, rights, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to the Loan Documents;

(b) Liens existing on the Closing Date and set forth on Schedule 7.01(b) or, to the extent not listed in such Schedule, such property or assets have a Fair Market Value on the Closing Date that does not exceed $1,000,000 in the aggregate; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 7.03 and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 7.03;

(c) Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or if overdue by more than 60 days which are either (i) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) inchoate, statutory or common law Liens and other Liens arising by operation of law (other than any Lien imposed by ERISA), including landlords, lessors, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts (i) that are not overdue for a period of more than 30 days or if more than 30 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(f) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money and Capitalized Leases), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the

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aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, and any exception on the title polices issued in connection with the Mortgaged Property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) Liens securing Indebtedness permitted under Section 7.03(f) and (g); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such lender;

(j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iii) attaching to commodity trading accounts, or other commodity brokerage accounts incurred in the ordinary course of business;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens securing Indebtedness permitted under (i) Section 7.03(b); provided that the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations, (ii) Section 7.03(e) in favor of the Borrower or a Restricted Subsidiary (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent) and (iii) Section 7.03(i); provided that, with respect to Liens securing Indebtedness Incurred pursuant to Section 7.03(i), such Liens do not extend to any assets that are not Collateral;

(n) Liens existing on property at the time of its acquisition or existing on the property (including capital stock) of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) any Indebtedness secured thereby is permitted under Section 7.03;

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(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiaries in the ordinary course of business;

(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(q) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(r) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(s) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(t) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; or

(u) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(v) ground leases in respect of real property on which facilities owned or leased by the Borrower or any other Subsidiaries are located;

(w) Liens on property of a Non-Loan Party securing Indebtedness or other obligations of such Non-Loan Party permitted to be incurred by Section 7.03;

(x) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(y) Liens not otherwise permitted by this Section 7.01; provided that at the time of the incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed the greater of (x) $10,000,000 and (y) 35% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis;

(z) Liens securing Swap Contracts submitted for clearing in accordance with applicable Law;

(aa) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents permitted under Section 7.02;

(bb) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor or partner of such joint venture;

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(cc) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted hereunder;

(dd) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(ee) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of the Borrower or any Restricted Subsidiary; provided that the same do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary including, without limitation, any obligations to deliver letters of credit and other security as required;

(ff) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(gg) Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(hh) Liens securing Indebtedness or other obligations of a Borrower or a Restricted Subsidiary in favor of a Borrower or any Subsidiary Guarantor and Liens securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(ii) leases, licenses, subleases or sublicenses and Liens on the property covered thereby (including licenses and sublicense of Intellectual Property), in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(jj) any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(kk) Liens securing Indebtedness permitted pursuant to Section 7.03(u); provided that, such Liens may be either a Lien (x) on the Collateral that is (A) pari passu with the Lien securing the Obligations or (B) junior to the Lien on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into a Customary Intercreditor Agreement or (y) solely on assets not constituting Collateral;

(ll) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

(mm) Liens securing Indebtedness permitted pursuant to Section 7.03(w); provided that, (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other similar Investment and such liens shall not extend to any other property of the Borrower and its Restricted Subsidiaries that is not after-acquired property of the relevant acquired entities contemplated to be secured by such Indebtedness on the date of assumption thereof (and for the avoidance of doubt, no such after-acquired property shall be property of the Borrower and its Restricted Subsidiaries in existence prior to such date of assumption) and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into a Customary Intercreditor Agreement; and

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(nn) licenses and sublicenses (with respect to Intellectual Property and other property), and leases and subleases granted to third parties in the ordinary course of business, to the extent they do not materially interfere with the business of the Borrower and the Restricted Subsidiaries taken as a whole.

With respect to any secured Indebtedness that was permitted to be secured at the time of the incurrence of such Indebtedness, the accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional secured Indebtedness shall not be deemed to be a Lien for purposes of this Section 7.01.

Section 7.02. Investments. Make any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, partners and employees of Holdings (or its general partner or any Parent Entity), the Borrower or any Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any Parent Entity or the Borrower) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity (or any other form of equity reasonably satisfactory to the Administrative Agent), which proceeds are used for the purchase of such Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount not to exceed the greater of (x) $5,000,000 and (y) 17.5% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis;

(c) asset purchases (including purchases of inventory, supplies and materials), the lease or sublease of any asset, or licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party (it being understood and agreed that any Investments by any Loan Party in any Non-Loan Party that is part of a series of simultaneous Investments by the Borrower and the Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the intercompany Investment being invested in any Loan Party shall be permitted pursuant to this clause (i)), (ii) by any Restricted Subsidiary in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party in an aggregate amount not to exceed $5,000,000 in any fiscal year;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 (other than Section 7.05(e)) and Section 7.06, respectively;

(g) (i) Investments existing on the Closing Date and set forth on Schedule 7.02(g) and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Closing Date; provided that the aggregate amount of the Investments permitted pursuant to this Section 7.02(g) is not increased from the aggregate amount of such Investments on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03(h);

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(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be (or such assets will be contributed to) a Restricted Subsidiary (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”) and together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided that (i) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default has occurred and is continuing, (ii) after giving pro forma effect to any such purchase or other acquisition, the Borrower shall be in compliance with Section 6.15, (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10, (iv) immediately after giving pro forma effect to any such purchase or other acquisition, the Borrower shall be in compliance with Section 7.09, and (v) the aggregate consideration paid by Loan Parties for the acquisition of entities that do not become Loan Parties made pursuant to this Section 7.02(j) shall not exceed the greater of (x) $13,750,000 and (y) 50% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis;

(k) [Reserved];

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, insolvency or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding, without duplication, (i) the Available Amount; provided that at the time of any such Investment in reliance on clause (b) of the definition of “Available Amount,” no Event of Default shall have occurred and be continuing or would result therefrom and/or (ii) the Excluded Contribution Amount;

(o) advances of payroll payments to employees, directors, consultants, independent contractors or other service providers or other advances of salaries or compensation to employees, directors, consultants, independent contractors or other service providers, in each case, in the ordinary course of business;

(p) Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount or Excluded Contribution Amount;

(r) Guarantee Obligations of the Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services;

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(s) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower (or any Parent Entity thereof);

(t) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(u) Investments made to acquire, purchase, repurchase or retire Equity Interests of Holdings (or any Parent Entity thereof) or the Borrower owned by any employee equity ownership plan or similar plan of Holdings (or any Parent Entity thereof) the Borrower, or any Subsidiary;

(v) Investments held by any Person acquired by the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $11,000,000 and (y) 40% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof;

(x) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);

(y) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices; and

(z) any additional Investments in joint ventures and Unrestricted Subsidiaries, as valued at the Fair Market Value of such Investment at the time each such Investment is made not exceeding (i) the greater of (x) $8,250,000 and (y) 30% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof; and

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(aa) other Investments; provided that at the time of such Investment, (i) no Specified Event of Default has occurred and is continuing and (ii) the Total Leverage Ratio of the Borrower as of the end of the most recent ended Test Period, on a pro forma basis, would be no greater than 1.50:1.00.

Section 7.03. Indebtedness. Incur any Indebtedness, except:

(a) Indebtedness of the Borrower and any Subsidiaries under the Loan Documents (including pursuant to Sections 2.14 and 2.15);

(b) [Reserved];

(c) Indebtedness (i) listed on Schedule 7.03(c) and any Permitted Refinancing Indebtedness thereof and (ii) that is intercompany Indebtedness outstanding on the date hereof;

(d) Guarantee Obligations of the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that a Non-Loan Party may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Party could not otherwise incur under this Section 7.03); provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, such Guarantee Obligation shall be subordinated in right of payment to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the Subordinated Intercompany Note;

(f) (i) Capitalized Lease Obligation and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement, lease or improvement of fixed or capital assets in an aggregate principal amount not exceeding the greater of (x) $5,500,000 and (y) 20% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis at any time outstanding; provided that such Indebtedness is Incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement, lease or improvement, and (ii) any Permitted Refinancing Indebtedness set forth in the immediately preceding clause (i);

(g) [reserved];

(h) Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(i) [reserved];

(j) (i) Indebtedness representing deferred compensation to employees, directors, consultants, contract providers, independent contractors or other service providers of Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries Incurred in the ordinary course of business; and (ii) Indebtedness consisting of (x) obligations of Holdings (or any Parent Entity thereof), the Borrower or the Restricted Subsidiaries under deferred compensation arrangements to their employees, directors, consultants, independent contractors or other service providers, (y) other similar arrangements Incurred by such Persons in connection with Permitted Acquisitions or (z) any other Investment expressly permitted under Section 7.02;

(k) Indebtedness consisting of promissory notes issued by the Borrower or Restricted Subsidiaries to their current or former officers, directors, partners, managers, and employees and their respective estates, spouses or former spouses to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings (or any Parent Entity or the Borrower);

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(l) unsecured Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors, employees and other service providers (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings (or any Parent Entity thereof to the extent such Parent Entity uses the proceeds to finance the purchase or redemption (directly or indirectly) of its Equity Interests) or the Equity Interests of the Borrower, in each case either (x) to the extent permitted by Section 7.06 or (y) to the extent that such Indebtedness is not prepayable, no interest is paid or matures while there are any Commitments, Loans or other Obligations (other than Hedging Obligations, Cash Management Obligations and contingent indemnification obligations and other contingent obligations) outstanding hereunder; provided that Indebtedness pursuant to clause (y) is incurred by the Borrower and does not have the benefit of any guarantees;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations entered into in the ordinary course of business;

(o) Indebtedness Incurred by the Borrower or any Restricted Subsidiaries in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(r) Indebtedness Incurred by a Non-Loan Party, and Guarantees thereof by Non-Loan Parties; provided that the aggregate amount of Indebtedness, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, of Non-Loan Parties pursuant to this clause (r) shall not exceed the greater of (x) $5,500,000 and (y) 20% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis;

(s) additional Indebtedness in an aggregate principal amount, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $10,000,000 and (y) 35% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis;

(t) [reserved];

(u) (i) additional Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14; provided that (A) upon the effectiveness of such Indebtedness, no Event of Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness shall not mature earlier than the Maturity Date applicable to the Loans, (C) if such Indebtedness is incurred by a Loan Party, no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Borrower or Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) the other terms and conditions of such Indebtedness (excluding pricing and optional

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prepayment or redemption terms) reflect market terms on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Borrower in good faith) and (E) the aggregate amount of Indebtedness, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, of Non-Loan Parties pursuant to this clause (u) shall not exceed the greater of (x) $10,000,000 and (y) 30% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis (such Indebtedness incurred pursuant to this clause (u) being referred to as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (u)(i);

(v) Guarantee Obligations of the Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services;

(w) Indebtedness assumed in connection with a Permitted Acquisition or other similar Investment not prohibited hereunder and not created in contemplation thereof; provided that on a pro forma basis after giving effect thereto, the Borrower is in compliance with the Financial Covenant;

(x) Guarantee Obligations Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(y) (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(z) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Equity Interests permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(aa) [reserved];

(bb) [reserved];

(cc) additional Indebtedness in an aggregate principal amount, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, not to exceed the aggregate amount of capital contributions or other equity issuances received by the Borrower or any Parent Entity to the extent not included within the Available Amount; and

(dd) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (cc) above.

The accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate, amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), taken as a whole, to or in favor of any Person (including, in each case, pursuant to a Division), except that:

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(a) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower or the Borrower may Dispose of all or substantially all of its business units, assets and other properties; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation where the Borrower is not the continuing or surviving Person, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) or in connection with a Disposition of all or substantially all of the Borrower’s assets, the transferee of such assets or properties, shall, in each case, be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (iii) if such merger, amalgamation, consolidation or Disposition involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation, consolidation, or Disposition, is not a Restricted Subsidiary (A) no Event of Default pursuant to clauses (a) or (f) of Section 8.01 shall have occurred and be continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have confirmed by a supplement to the Guarantee that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (C) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by a supplement to the Loan Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) if reasonably requested by the Administrative Agent, the Borrower shall be required to deliver to the Administrative Agent an opinion of counsel to the effect that such merger, amalgamation, consolidation or Disposition does not breach or result in a default under this Agreement or any other Loan Document and (F) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.05; provided, further, that, if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) shall comply with Section 4.01(g) as if it were the original Borrower and will succeed to, and be substituted for, the Borrower under this Agreement (provided, further, that, in the event of a Disposition of all or substantially all of the Borrower’s assets or property to a Successor Borrower (which is not the Borrower) as set forth above and notwithstanding anything to the contrary in this Section 7.04, if the original Borrower retains any assets or property other than immaterial assets or property after such Disposition, such original Borrower shall remain obligated as a co-Borrower along with the Successor Borrower hereunder);

(b) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries (other than the Borrower) or any Restricted Subsidiary may Dispose of all or substantially all of its business units, assets and other properties; provided that, (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets and properties (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Subsidiary Guarantors, a Subsidiary Guarantor shall be the continuing or surviving Person or the Person formed by or surviving such merger, amalgamation or consolidation or the transferee of such assets and properties is a Loan Party (if other than a Subsidiary Guarantor) shall execute a supplement to the Guarantee, the Security Agreement and any applicable Mortgage, and a joinder to the Subordinated Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Subsidiary Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Subordinated

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Intercompany Note, and (iii) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary (A); provided that no Event of Default pursuant to clauses (a) or (f) of Section 8.01 shall have occurred and be continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer stating that such merger, amalgamation, consolidation or Disposition and such supplements to any Loan Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the Collateral Documents and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.05;

(c) any Restricted Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

(d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor and (ii) merge, amalgamate or consolidate with or into any Non-Loan Party; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” and subject to the limitations set forth in Section 7.02;

(e) any Restricted Subsidiary may liquidate or dissolve if (x) Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Subsidiary Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 7.02 or 7.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Subsidiary Guarantor after giving effect to such liquidation or dissolution;

(f) [reserved]; and

(g) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary.

Section 7.05. Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and other assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse, cancel, expire or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02 or (iii) such

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Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

(e) Dispositions permitted by Section 7.02 (other than Section 7.02(f)), Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of Cash Equivalents;

(g) (i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) Dispositions to the extent constituting Intellectual Property (including license or sublicense of Intellectual Property) in the ordinary course of business;

(h) transfers of property subject to Casualty Events;

(i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j) Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements not constituting a receivables financing;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder;

(m) Dispositions not otherwise permitted pursuant to this Section 7.05, if such Disposition shall be for Fair Market Value; provided that (i) with respect to any Disposition pursuant to this clause (m) for a purchase price in excess of $5,000,000, a Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, for purposes of this clause (i), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the applicable Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of the applicable Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $5,500,000 and (y) 20% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value (but net of any Designated Non-Cash Consideration converted into cash or Cash Equivalents received in respect thereof) and (ii) the Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

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(n) the Borrower and the Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(o) Dispositions listed on Schedule 7.05;

(p) the Disposition of the Equity Interests in, Indebtedness of, or other securities issued by, an Unrestricted Subsidiary;

(q) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower; and

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals in nominal amounts as required by applicable law.

To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments. Make any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Borrower and each other Restricted Subsidiary may (or may make Restricted Payments to permit any Parent Entity to) redeem in whole or in part any of its Equity Interests for another class of its (or such Parent Entity’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower and each other Restricted Subsidiary may declare and make any Restricted Payment payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) [Reserved];

(d) to the extent constituting Restricted Payments, the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Sections 7.07(a), (c), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (p);

(e) repurchases of Equity Interests in the ordinary course of business in the Borrower and any other Restricted Subsidiary (or any Parent Entity) deemed to occur upon exercise, vesting and/or settlement of Equity Interests if such Equity Interests represent a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(f) the Borrower and any other Restricted Subsidiary may pay (or make Restricted Payments to allow any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any Parent Entity (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) held by any future, present or former employee, director, officer or other individual service provider (or any Affiliates, spouses, former spouses, successors,

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executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any Parent Entity) or any Subsidiaries pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, subscription agreement, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of Holdings (or any Parent Entity), the Borrower or any Subsidiary; provided that any such payments, measured at the time made, do not exceed (i) $5,000,000, in any calendar year, plus (ii) all net cash proceeds obtained by Holdings or (any Parent Entity of Holdings) or the Borrower during such calendar year from the sale or issuance of such Equity Interests to other present or former officers, employees, directors and other individual service provider in connection with any compensation and incentive arrangements plus (iii) all net cash proceeds obtained from any key-man life insurance policies received by the Borrower or any Restricted Subsidiaries (or any Parent Entity thereof) during such calendar year; provided that any unused portion of the preceding basket calculated pursuant to clauses (i) through (iii) above for any calendar year may be carried forward to the next succeeding calendar year; provided, further, that cancellation of Indebtedness owing to the Borrower (or any Parent Entity) or any Subsidiaries from employees, directors, officers or other individual service provider of the Borrower, any of the Borrower’s Parent Entity or any of the Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) the Borrower and the Restricted Subsidiaries may make Restricted Payments to any Parent Entity of the Borrower or such Restricted Subsidiary:

(i) with respect to any taxable period for which the Borrower and/or any other Subsidiaries are members (or entities disregarded as separate from members for U.S. federal income tax purposes) of a consolidated, combined, unitary or similar tax group for U.S. federal and/or applicable state or local income tax purposes of which such Parent Entity is the common parent (a “Tax Group”), the proceeds of which will be used to pay the portion of any U.S. federal, state or local income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the Borrower and/or the applicable Subsidiaries; provided that the cash distributions made pursuant to this paragraph (i) shall not exceed the tax liability that the Borrower and/or the applicable Subsidiaries (as applicable) would have paid were such taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group, reduced by any such taxes directly paid by the Borrower and/or any of the Subsidiaries; and provided, further, that the cash distributions made pursuant to this paragraph (i) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or any Restricted Subsidiaries;

(ii) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including (v) administrative, legal, accounting and similar expenses provided by third parties, (w) trustee, directors, managers and general partner fees, (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claim, litigation or proceeding, (y) fees and expenses (including any underwriters discounts and commissions) related to any investment or acquisition transaction (whether or not successful) and (z) payments in respect of indebtedness and equity securities of any direct or indirect holder of Equity Interests in the Borrower to the extent the proceeds are used or will be used to pay expenses or other obligations described in this Section 7.06(g)) and fees and expenses otherwise due and payable by the Borrower or any Restricted Subsidiary and permitted to be paid by the Borrower or such Restricted Subsidiary under this Agreement not to exceed $5,000,000, in any fiscal year;

(iii) the proceeds of which shall be used to pay franchise or similar taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) existence (including any

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costs or expenses associated with being a public company listed on a national securities exchange);

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower or such parent shall, immediately following the closing thereof, cause all property acquired (whether assets or Equity Interests) to be held by or contributed to the Borrower or a Restricted Subsidiary;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering, refinancing, issuance, incurrence, Disposition, acquisition or Investment permitted by this Agreement; and

(vi) the proceeds of which shall be used to pay customary salary, compensation, bonus and other benefits payable to officers, employees, consultants and other service providers of any Parent Entity or partner of the Borrower to the extent such salaries, compensation, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(h) the Borrower or any other Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);

(i) the Borrower or any other Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar permitted Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j) in addition to the foregoing Restricted Payments, the Borrower or any other Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed (i) the Available Amount; provided that at the time of any such Restricted Payment in reliance on clause (b) of the definition of “Available Amount,” no Event of Default shall have occurred and be continuing or would result therefrom plus (ii) the Excluded Contribution Amount; provided that at the time of any such Restricted Payment in reliance on the definition of “Excluded Contribution Amount,” no Event of Default shall have occurred and be continuing or would result therefrom plus (iii) an aggregate amount not to exceed the greater of (x) $5,500,000 and (y) 20% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis;

(k) (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrowers the proceeds of which will be used to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary, including Public Company Costs, (ii) the declaration and payment by the Borrower or any other Restricted Subsidiaries of dividends on the common stock or common equity interests of the Borrower or any other Restricted Subsidiary or Holdings, in an amount not to exceed $19,000,000;

(l) the Borrower or any other Restricted Subsidiaries may pay (or may make Restricted Payments to allow any Parent Entity to) Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager, consultant or other service provider (or its Affiliates, or any of their respective estates or Immediate Family Members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

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(m) payments made to option holders of the Borrower or any other Restricted Subsidiaries, or any Parent Entity in connection therewith, or as a result of, any distribution being made to shareholders of the Borrower or any other Restricted Subsidiaries or any Parent Entity (to the extent such distribution is otherwise permitted hereunder), which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution (it being understood that no such payment may be made to an option-holder pursuant to this clause to the extent such payment would not have been permitted to be made to such option holder if it were a shareholder pursuant to any other paragraph of this Section 7.06);

(n) the declaration and payment of dividends to holders of any class or series of Dis-qualified Equity Interests of Holdings, the Borrower or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, Incurred in accordance with Section 7.03; and

(o) the Borrower or any Restricted Subsidiary may make additional Restricted Payments; provided that, at the time of such Restricted Payment, (i) no Event of Default has occurred and is continuing and (ii) the Total Leverage Ratio of the Borrower as of the end of the most recently ended Test Period, on a pro forma basis, would be no greater than 1.00:1.00.

Section 7.07. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower with a Fair Market Value in excess of $5,000,000, whether or not in the ordinary course of business, other than:

(a) transactions between or among Holdings, the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transactions (including the issuance of Equity Interests to any officer, director, employee, consultant or other service provider of the Borrower or any Subsidiaries or any Parent Entity in connection therewith) and the payment of fees and expenses related to the Transactions;

(d) [reserved];

(e) Restricted Payments permitted under Section 7.06;

(f) loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(g) employment, compensation, severance or termination arrangements between any Parent Entity, the Borrower or any Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, directors consultants and stock option or incentive plans and other compensation arrangements) in the ordinary course of business and transactions pursuant to management equity plans, stock option plans and other employee benefit plans, agreements and arrangements;

(h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants and other service providers of the Borrower and the Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

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(i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect;

(j) customary payments by the Borrower and any Restricted Subsidiaries to Accenture or the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved, as applicable pursuant to requirements of law or the relevant constituent documents of the Borrower or such Restricted Subsidiary, by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith and such payments shall not exceed 1.0% of the transaction value for each such transaction;

(k) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such redesignation;

(l) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any Parent Entity) to any Permitted Holder or to any former, current or future director, manager, officer, partner, member, employee, consultant or other service provider (or any Affiliate of any of the foregoing) of Holdings (or any Parent Entity), the Borrower, any of the Restricted Subsidiaries or any direct or indirect parent thereof;

(m) any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of any Parent Entity of the Borrower or the Borrower, as the case may be;

(n) transactions with Wholly-Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and the Subsidiaries;

(o) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and the Subsidiaries;

(p) to the extent permitted by Sections 7.06(g)(i) and (iii), payments by any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries pursuant to Tax sharing agreements among any such Parent Entity, the Borrower and the Restricted Subsidiaries on customary terms; provided that payments by Borrower and the Restricted Subsidiaries under any such Tax sharing agreements shall not exceed the excess (if any) of the amount they would pay on a standalone basis over the amount they actually pay to Governmental Authorities; and

(q) any Intercompany License Agreement.

Section 7.08. Prepayments, Etc., of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt (it being understood that payments of regularly scheduled interest, AHYDO payments and mandatory prepayments under such Subordinated Debt Documents shall be permitted), except for (i) the refinancing thereof with the net cash proceeds of any Indebtedness (to the extent such Indebtedness constitutes Permitted Refinancing Indebtedness), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of Holdings or the Borrower or any Parent Entity, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount, measured at the time of payment, not to exceed (A) the Available Amount, (provided that at the time of any such prepayment, redemption,

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

purchase, defeasance and other payment in reliance on clause (b) of the definition of “Available Amount,” no Event of Default shall have occurred and be continuing or would result therefrom), plus (B) without duplication, the Excluded Contribution Amount (provided that at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on the definition of “Excluded Contribution Amount,” no Event of Default shall have occurred and be continuing or would result therefrom), (iv) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount, measured at the time of payment, not to exceed the greater of (x) $5,500,000 and (y) 20% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a pro forma basis and (v) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity; provided that, at the time of such prepayments, redemptions, purchases, defeasances or other payments, (x) no Event of Default has occurred and is continuing and (y) the Total Leverage Ratio of the Borrower as of the end of the most recently ended Test Period, on a pro forma basis, would be no greater than 1.00:1.00;

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of the Subordinated Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed); and

(c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 7.08 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 7.03 after giving effect to such transfer.

Section 7.09. Financial Maintenance Covenant. Except with the written consent of the Required Lenders, on the last day of each Test Period (it being understood and agreed that this Section 7.09 shall not apply until the last day of the first full fiscal quarter ending after the Closing Date), permit the Total Leverage Ratio for any Test Period to be greater than 3.50:1.00.

Section 7.10. Holdings Covenants. Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests (other than Disqualified Equity Interests) of the Borrower and of Duck Creek Technologies Limited and any other Equity Interests (other than Disqualified Equity Interests) to the extent such Equity Interests are pledged in compliance with the Collateral and Guarantee Requirement, (ii) the maintenance of its legal existence or, with respect to a Cayman Islands exempted limited partnership, registration, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents and any documents relating to other Indebtedness permitted under Section 7.03, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by Section 7, including the costs, fees and expenses related thereto, (vi) any transaction between Holdings and the Borrower or any Restricted Subsidiary permitted under this Section 7, including (a) making any dividend or distribution or other transaction similar to a Restricted Payment not prohibited by Section 7.07 (or the making of a loan to its Parent Entities in lieu of any such permitted Restricted Payment or distribution or other transaction similar to a Restricted Payment) or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 7.07 pending application thereof by Holdings in the manner contemplated by Section 7.07 (including the redemption in whole or in part of any of its Equity Interests (other than Disqualified Equity Interests) in exchange for another class of Equity Interests (other than Disqualified Equity Interests) or rights to acquire its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests (other than Disqualified Equity Interests)), (b) making any Investment to the extent (1) payment therefor is made solely with the Equity Interests of Holdings (other than Disqualified Equity Interests), the proceeds of Restricted Payments received from the Borrower or any other Restricted Subsidiaries and/or proceeds of the issuance of, or contribution in respect of the, Equity Interests (other than Disqualified Equity Interests) of Holdings and (2) any property (including Equity Interests) acquired in connection therewith is contributed to the Borrower or a Subsidiary Guarantor (or, if otherwise permitted by Section 7.04, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

merged with the Borrower or a Restricted Subsidiary and (c) the (x) provision of guarantees in the ordinary course of business in respect of obligations of the Borrower or any Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided, for the avoidance of doubt, that such guarantees shall not be in respect of debt for borrowed money, (y) incurrence of guarantees in respect of Indebtedness permitted to be incurred by the Borrower or any Restricted Subsidiaries hereunder and (z) granting of Liens to the extent the guarantees in respect of Indebtedness contemplated by subclause (y) is permitted to be secured under Section 7.01, (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying Taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 7, (ix) activities incidental to the consummation of the Transactions, (x) organizational activities incidental to Permitted Acquisitions or similar Investments consummated by the Borrower or any other Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or investments incidental to such Permitted Acquisitions or similar Investments in each case consummated substantially contemporaneously with the consummation of the applicable Permitted Acquisitions or similar Investments; provided that in no event shall any such activities include the incurrence of a Lien on any of the assets of Holdings, (xi) the making of any loan to any officers or directors contemplated by Section 7.02, the making of any In-vestment in the Borrower or any Subsidiary Guarantor or, to the extent otherwise allowed under Section 7.02, a Restricted Subsidiary, (xii) activities required to comply with applicable Laws, (xiii) maintenance and administration of stock option and stock ownership plans and activities incidental thereto, (xiv) the obtainment of, and the payment of any fees and expenses for, management, consulting, investment banking and advisory services to the extent otherwise permitted by this Agreement, (xv) activities necessary or reasonably advisable for or incidental to the initial registration and listing of Holdings common stock and the continued existence of Holdings as a public company and (xvi) activities incidental to the businesses or activities described in clauses (i) to (xv) of this Section 7.10.

(a) Notwithstanding anything herein to the contrary, Holdings may merge, amalgamate or consolidate with or into any other Person (other than the Borrower), or otherwise convey, sell, assign or transfer all or substantially all of its assets or property; provided that (i) Holdings shall be the continuing or surviving corporation or, in the case of a merger, amalgamation, consolidation, conveyance, sale, assignment or transfer where Holdings is not the continuing or surviving Person or where Holdings has been liquidated, or in connection with a conveyance, sale, assignment or transfer of all or substantially all of its assets, the Person formed by or surviving any such merger, amalgamation or consolidation or the Person into which Holdings has been liquidated or to which Holdings has transferred such assets shall be an entity organized or existing under the laws of the United States, any State or the District of Columbia (Holdings or such Person, as the case may be, being herein referred to as the “Successor Holdings”), (ii) the Successor Holdings (if other than Holdings) shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Event of Default has occurred and is continuing at the date of such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer or would result from the consummation of such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer, (iv) each Subsidiary Guarantor, unless it is the other party to such merger, amalgamation, consolidation, conveyance, sale, assignment or transfer or unless the Successor Holdings is Holdings, shall have by a supplement to the Security Agreement confirmed that its obligation under the Security Agreement shall apply to the Successor Holdings’ obligations under this Agreement, (v) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation, consolidation, conveyance, sale, assignment or transfer or unless the Successor Holdings is Holdings, shall have by a supplement to the Loan Documents confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (vi) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, consolidation, conveyance, sale, assignment or transfer or unless the Successor Holdings is Holdings, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Holdings’ obligations under this Agreement, (vii) the Successor Holdings shall, immediately following such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer, (viii) Borrower (if other than Holdings) shall provide any information in relation to Successor Holdings under Section 4.01(g) herein that it would have as if it were the original Holdings and (ix) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation, consolidation, liquidation, conveyance, sale, assignment or transfer does not breach or result in a default under this Agreement or any other Loan Document; provided, further, that if the

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

foregoing are satisfied, the Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Agreement.

Section 7.11. Negative Pledge. Enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (A) Law, (B) any Loan Document and (C) any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness referenced in clause (B) above;

(b) customary restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to a Disposition permitted by Section 7.05;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries;

(h) restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions constituting Liens permitted hereunder);

(i) restrictions set forth on Schedule 7.11 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 7.02 and applicable solely to such joint venture;

(k) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(f), (g), (i) or (r), but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(l) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

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(m) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as Holdings has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of its Subsidiaries to meet their ongoing obligation; and

(n) any restrictions regarding licensing or sublicensing by the Borrower and the Restricted Subsidiaries of Intellectual Property in the ordinary course of business to the extent not materially interfering with the business of the Borrower or the Restricted Subsidiaries.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following events referred to in any of clauses (a) through (j) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that a Default or an Event of Default in respect of Section 7.09 shall not occur until the Cure Deadline has occurred; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made and such untrue representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offer events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc. Holdings, the Borrower or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, in each case, which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Collateral Documents. (i) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the Collateral Agent not taken by the Administrative Agent or the Collateral Agent or the satisfaction in full of all the Obligations and termination of the Aggregate Commitments and expiration or termination of all Letters of Credit (unless such Letters of Credit have been Cash Collateralized), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination of the Aggregate Commitments and expiration or termination of all Letters of Credit (unless such Letters of Credit have been Cash Collateralized)), or purports in writing to revoke or rescind any Collateral Document or (ii) a material part of the Liens purported to be created by the Collateral Documents (subject to (x) the terms of the Collateral and Guarantee Requirement and (y) any Lien permitted by Section 7.01) cease to be perfected security interests other than (x) as a result of a release of Collateral permitted under Section 10.20, (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file Uniform Commercial Code continuation statements or (z) as to Collateral consisting of real property, to the extent that such real property is covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(j) Change of Control. There occurs any Change of Control.

Section 8.02. Remedies Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(f) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) [Reserved].

Section 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries.

Section 8.04. Application of Funds. If the circumstances described in Section 2.12(h) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any applicable intercreditor agreement to which the Collateral Agent is a party that is then in effect, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Obligations under Secured Hedge Agreements and Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans, L/C Borrowings, Swap Termination Value under Secured Hedge

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Agreements, Cash Management Obligations and Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit (with such Cash Collateral provided to the Administrative Agent for the account of the L/C Issuers), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 8.05. Permitted Holders’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrower fails to comply with the requirement of the Financial Covenant, any of the Permitted Holders, Holdings or any other Person designated by the Borrower shall have the right, during the period beginning at the start of the last fiscal quarter of the applicable Test Period and until on the tenth (10th) Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01 (such date, the “Cure Deadline”), to make a direct or indirect equity investment in the Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant (such amount, the “Necessary Cure Amount”) (provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with the Financial Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”)) and (iv) subject to clause (c) below, all Cure Amounts shall be disregarded for purposes of determining compliance with respect to the covenants contained in the Loan Documents or the usage of the Available Amount and (v) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt (including, without limitation, by means of “cash netting”) for purposes of calculating compliance with the Financial Covenant for the fiscal quarter for which such Cure Right was exercised.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(c) Notwithstanding anything herein to the contrary, (A) to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purpose of determining compliance with respect to the covenants contained in the Loan Documents and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive a direct or indirect equity investment in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent), which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount and (B) prior to the expiration of the Cure Period, the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 8.01(b) on the basis of a breach of the Financial Covenant so as to enable the Borrowers to consummate their Cure Rights as permitted under this Section 8.05.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Secured Parties (in its capacities as a Lender, Swing Line Lender, L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, subagents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to rely on advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence, willful misconduct or bad faith by the Administrative Agent.

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, willful misconduct or bad faith, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to an Agent under the Loan Documents or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to each Agent in this Section 9.04 or in any of the Collateral Documents. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, willful misconduct or bad faith, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, willful misconduct or bad faith for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08. Agents in their Individual Capacities. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include BofA in its individual capacity.

Section 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent and Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent or Collateral Agent, as the case may be, may be removed as the Administrative Agent or Collateral Agent, as the case may be, at the reasonable request of the Borrower and the Required Lenders. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation (but not removal) of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Collateral Agent and the term “Administrative Agent” shall mean such successor administrative agent (and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c)), and the retiring or removed Administrative Agent’s appointment, powers and duties as the Administrative Agent and Collateral Agent shall be terminated. After the retiring or removed Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was the Administrative Agent under this Agreement and (ii) after such resignation or removal for as long as the Administrative Agent continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. If no successor agent has accepted appointment as the Administrative Agent and Collateral Agent by the date which is 30 days following the retiring (but not removed) Administrative Agent’s and Collateral Agent’s notice of resignation, the retiring Administrative Agent’s and Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.

Section 9.10. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.04(e) and (f), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

To the extent in accordance in the provisions of the Loan Documents, the Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document may be released or subordinated in accordance with the provisions of Section 10.20 or any Collateral Document.

Upon request by the Administrative Agent at any time, the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11 and Section 10.20.

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Section 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all such Taxes and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent (without expanding any obligation of the Loan Parties pursuant to Section 3.01) that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting any obligation of the Loan Parties to do so. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.13, include any L/C Issuer and any Swing Line Lender and (2) this Section 9.13 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.14. [Reserved].

Section 9.15. Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9.15 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.16. Intercreditor Agreements. The Administrative Agent and the Collateral Agent are each hereby authorized to enter any Customary Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that any such Customary Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by the provisions of the Customary Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Customary Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and/or Collateral Agent to enter into the Customary Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof In addition, each Lender hereby authorizes the Administrative Agent and/or Collateral Agent to enter into (i) any amendments to any Customary Intercreditor Agreement, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 7.01 of this Agreement, in each case, and without any further consent, authorization or other action by such Lender. Each Lender hereby agrees that no Lender shall have any right of action whatsoever against any Agent as a result of any action taken by such Agent

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pursuant to this Section or in accordance with the terms of any Customary Intercreditor Agreement. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Customary Intercreditor Agreement.

Section 9.17. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.18. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns, a “Payment Recipient”) that the

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated by this Section 9.18 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (and shall cause any Payment Recipient who received such funds on its behalf to) promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.18(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.18(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party with respect to any payment of principal, interest, fees or other amounts, against any amount that the

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Administrative Agent has demanded be returned under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.

(ii) the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.18 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent on behalf of, and acting at the direction of, the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Loans shall not constitute an extension or increase of any Commitment of any Lender) (provided that any Lender, upon the request of the Borrower, may extend the maturity date of any of such Lender’s Commitments without the consent of any other Lender, including the Required Lenders);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing (it being understood that a waiver of any condition precedent set forth in Section 4.02 or waiver of any Default, Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of the Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate);

(d) (i) amend, modify or waive any provision of this Section 10.01 that has the effect of lowering the number of Lenders that must approve any amendment, modification or waiver, in each case without the written consent of each Lender, (ii) reduce the percentages specified in the definition of the term “Required Lenders” or “Required Class Lenders” or (iii) amend, modify or waive any provision of Section 2.05(b)(ix) or Section 2.13 that affects the pro rata sharing of payments; or

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender;

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Guarantees in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender;

(g) amend, modify or waive any provision that specifically relates to a certain Class and/or that would result in a certain Class being treated less favorably than any other Class, without the consent of the Required Class Lenders of such Class; or

(h) amend, modify or waive any provision of Section 8.04 without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender so affected in addition to the Lenders required above, adversely affect the rights or duties of a Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary or advisable to be made in connection with the provision of any Incremental Revolving Credit Commitment Increase or otherwise to effect the provisions of Section 2.14 or 2.15. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Loans.

Notwithstanding anything in this Agreement or any Collateral Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 6.10 and 6.12 or any Collateral Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrower and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Collateral Document.

Notwithstanding anything herein to the contrary, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrower) and (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the L/C Issuer in respect of Letters of Credit) and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents (including Customary Intercreditor Agreements) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents or (iv) add syndication or documentation agents and make customary changes and references related thereto.

Upon notice thereof by the Borrower to the Administrative Agent with respect to the inclusion of any Previously Absent Financial Maintenance Covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrower and the Administrative Agent without the need to obtain the consent of any Lender to include such Previously Absent Financial Maintenance Covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

Section 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, or an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower, the Administrative Agent and the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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(d) Notice to other Loan Parties. The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of one primary counsel (and a single local counsel in each relevant jurisdiction or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (b) to pay or reimburse the Administrative Agent and the Collateral Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including Attorney Costs of one firm or counsel to the Administrative Agent and the Collateral Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), which may include a single special counsel acting in multiple jurisdictions). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

Section 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent, each Lender (without duplication) and their respective Affiliates, directors, officers, employees, agents, advisors, and other representatives (collectively, the “Indemnitees”) and hold them harmless from and against any and all losses, claims, damages and liabilities of any kind or nature and documented or invoiced out-of-pocket fees and expenses (and, in the case of Attorney Costs, reasonable Attorney Costs of one firm of counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of such other firm of counsel for such affected Indemnitee)) (collectively, the “Losses”) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnitees is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby (collectively, the “Indemnified Liabilities”) and any Losses that relate to any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower or any Restricted Subsidiary or any other liability arising under Environmental Law relating in any way to the Borrower or any Restricted Subsidiary; provided that no Indemnitee will be indemnified for any Losses or related expenses to the extent it has resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Affiliates or any of the officers, directors, employees, advisors, agents or other representatives of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the obligations under the Loan Documents of such Indemnitee or any of such Indemnitee’s Affiliates or any of the officers, directors, employees, advisors, agents or other representatives

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of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) any claim, litigation, investigation or other proceeding (other than a claim, litigation, investigation or other proceeding against any Agent or any Person acting in a similar capacity, in each case, acting pursuant to the Loan Documents or in its capacity as such or of any of its Affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnitees that does not arise from any act or omission by the Borrower or any of its Affiliates; provided, further, that the Administrative Agent, the Collateral Agent, the L/C Issuers and the Swing Line Lenders to the extent fulfilling their respective roles as an agent or arranger under the Facilities and in their capacities as such, shall remain indemnified in respect of such claim, litigation, investigation or other proceeding, to the extent that none of the exceptions set forth in clauses (w), (x) or (y) of the immediately preceding proviso apply to such person at such time. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of such Indemnitee’s Affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Indemnitee and no Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing in this sentence shall limit the indemnification obligations of the Loan Parties set forth herein or in any other Loan Document. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04 and Section 7.10), neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion

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of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for (i) any assignment if a Specified Event of Default has occurred and is continuing or (ii) any assignments to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B) the Administrative Agent;

(C) each L/C Issuer at the time of such assignment; provided that no consent of such L/C Issuers shall be required for any assignment to an Agent or an Affiliate of an Agent; and

(D) in the case of an assignment of any of the Revolving Credit Facility, each Swing Line Lender; provided that no consent of such Swing Line Lenders shall be required if an Event of Default has occurred and is continuing.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility) unless the Borrower and the Administrative Agent otherwise consents; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any documentation required by Sections 3.01(f) and (g);

(D) the Assignee shall not be a Disqualified Lender (provided that for the purposes of this provision, whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed to Lenders, prospective Lenders and prospective assignees); provided, further, that it is agreed that the Borrower may withhold consent to an assignment to any person that is known by it to be an affiliate of a Disqualified Lender (regardless of whether it is readily identifiable as an Affiliate by virtue of its name (other than, in the case of Disqualified Lenders under clause (ii) of the definition thereof, such Affiliates that are bona fide debt funds)); and

(E) the Assignee shall not be a Defaulting Lender.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500, which fee may be waived only by the Administrative Agent in its sole discretion, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to

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this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender with respect to its own Loans and/or Commitments only, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Disqualified Lender (provided that for the purposes of this provision, whether a prospective participant is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed to Lenders, prospective Lenders and prospective participant)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (e) or (f) that directly and adversely affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Sections 3.01(e), (f) and (g), provided that a Participant shall be required to provide any forms required to be provided thereunder solely to the participating Lender) and Sections 3.06 and 3.07, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and the address of each Participant and the principal amounts (and related interest amounts) of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be

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conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. Notwithstanding anything to the contrary, no Lender, by maintaining the Participant Register, undertakes any duty, responsibility or obligation to the Borrower (including, without limitation, that in no event shall any such Lender be a fiduciary of the Borrower for any purpose).

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05, subject to the requirements and limitations of such Sections (including Sections 3.01(e), (f) and (g)) and Sections 3.06 and 3.07, to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary herein, Lenders shall not be permitted to assign Revolving Credit Commitments, Revolving Credit Loans, Extended Revolving Credit Commitments or Extended Revolving Credit Loans to Holdings, the Borrower, any Subsidiary of Holdings, the Sponsor or any of their respective Affiliates.

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(k) [Reserved].

(l) [Reserved].

(m) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the relevant Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the relevant Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Swing Line Lender resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for here-under with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make, Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(n) If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of Section 10.07(b)(ii)(D) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(o) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any

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Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Agents and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or regulatory (or self-regulatory) authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the Agents and the Lenders agree (except with respect to any subpoena issued by bank accountants or regulatory (or self-regulatory) authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure) (including to any pledgee referred to in Section 10.07(g)); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), or Section 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective counterparty to a Swap Contract, Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or similar obligation of confidentiality or (ii) becomes available to any Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Borrower, any Permitted Holder or any of their respective Affiliates; (h) to any Governmental Authority or examiner regulating any Lender (in which case the Agents and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or regulatory (or self-regulatory) authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform the Borrower promptly thereof prior to disclosure); and (i) to any rating agency in connection with rating the Borrower or its Subsidiaries or the Revolving Credit Facility. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their subsidiaries or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or similar obligation of confidentiality, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof, provided that, in the case of information received from Holdings or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender, each L/C Issuer and their Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by Holdings (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time then due and owing by, such Lender, such L/C Issuer or their Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations then due and owing to such Lender, such L/C Issuer or their Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Swing Line Lenders, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations then due and owing to such Defaulting Lender as to which it exercised such right of set-off Notwithstanding anything to the contrary contained herein, no Lender, L/C Issuer or their Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owning by such Lender, such L/C Issuer or their Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is a CFC or FSHCO. Each Lender, L/C Issuer and their Affiliates agrees promptly to notify the Borrower and the Administrative Agent after any such set

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

off and application made by such Lender, L/C Issuer or their Affiliates, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender, each L/C Issuer and their Affiliates under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, such L/C Issuer or their Affiliates may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 10.10. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. Any signature to this Agreement and each other Loan Document may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or such other electronic means.

Section 10.11. Integration. This Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14. GOVERNING LAW.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS,

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO THE BORROWER AT THE ADDRESS PROVIDED FOR IT ON SCHEDULE 10.02. NOTHING IN THIS SECTION LIMITS THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements or the Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

provision of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19. USA PATRIOT Act. Each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is or may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

Section 10.20. Release of Collateral and Guarantee Obligations; Subordination of Liens.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Secured Parties by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the disposition of such Collateral to any Person other than another Loan Party, to the extent such disposition is permitted hereunder (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and Section 4.13 of the Guarantee), (vi) as required by the Administrative Agent or the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent or Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes an Excluded Equity Interest or an Excluded Asset. Any such re-lease shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary, in each case, solely to the extent such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary is not prohibited by this Agreement, or, in the case of a Previous Holdings, in accordance with the conditions set forth in the definition of “Holdings” and Section 7.04; provided that to the extent any Restricted Subsidiary becomes an Excluded Subsidiary and is released from its Guarantees hereunder, any such release shall constitute an Investment in such Excluded Subsidiary as of the date of such release. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated solely with respect to such Collateral or Guarantor.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped in a manner reasonably satisfactory to the applicable L/C Issuer, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or

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similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Notwithstanding the foregoing or anything in the Loan Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.

Section 10.21. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Affected Resolution Authority.

Section 10.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that

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the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.24. No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the arrangers or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Loan Party acknowledges and agrees that each Lender, the arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, arranger or Affiliate thereof were not a Lender or arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Revolving Credit Facility) and without any duty to account therefor to any other Lender, the arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, the arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in

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connection with this Agreement, the Revolving Facility or otherwise without having to account for the same to any other Lender, arranger, the Borrower or any Affiliate of the foregoing.

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Document comparison by Workshare 9.5 on Tuesday, November 8, 2022 11:32:51 AM

Input:
Document 1 ID	interwovenSite://cgrnyimws.cgrny.com/CGRDOCS/68291899/1
Description	#68291899v1<CGRDOCS> - Duck Creek - A&R Credit Agreement (October 2021)
Document 2 ID	interwovenSite://cgrnyimws.cgrny.com/CGRDOCS/68291899/8
Description	#68291899v8<CGRDOCS> - Duck Creek - Exhibit A to Amendment No. 1 [Final Version]
Rendering set	Standard no moves

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Total changes	343

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IF " DOCVARIABLE "SWDocIDLocation" 2" = "2" " DOCPROPERTY "SWDocID" 4863-8102-9181 " "" 4863-8102-9181 EXHIBIT B

TO THE CREDIT AGREEMENT

FORM OF COMMITTED LOAN NOTICE

Bank of America, N.A., as Administrative Agent

2380 Performance Dr., Bldg C

TX2-984-03-23

Richardson, TX 75082

Attention: Joanna Tarango

Tel: 469-201-8731

Facsimile: 214-290-9440

Email: joanna.tarango@bofa.com

[●], 20[ ]

Ladies and Gentlemen:

The undersigned, DUCK CREEK TECHNOLOGIES LLC, a Delaware limited liability company, refers to the Amended and Restated Credit Agreement, dated as of October 22, 2021 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 8, 2022 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among DUCK CREEK TECHNOLOGIES LLC, (the “Borrower”), DISCO TOPCO HOLDINGS (CAYMAN), L.P., a Cayman Islands exempted limited partnership, BANK OF AMERICA, N.A. as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender (the “Administrative Agent”) and each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”).

Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that it hereby requests a Borrowing under the Credit Agreement and, in connection therewith, sets forth below the terms on which such Borrowing is requested to be made:

(A) Date of Borrowing	______________________________
(B) Aggregate Principal amount of Borrowing	______________________________
(C) Type of Borrowing	______________________________
(D) Type of Loan	______________________________
(E) Interest Period	______________________________

The undersigned hereby certifies, in his/her capacity as an officer of the Borrower and not in any individual capacity, that (a) all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Borrowing requested hereby (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates) and (b) no Default or Event

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""

of Default shall have occurred and be continuing as of the date of the Borrowing requested hereby nor, after giving effect to the Borrowing requested hereby, would such a Default or Event of Default occur.

Very truly yours,

DUCK CREEK TECHNOLOGIES LLC

By: _______________________________
Name:
Title:

IF " DOCVARIABLE "SWDocIDLocation" 2" = "1" " DOCPROPERTY "SWDocID" CG&R Draft Current date: 09/27/2022 11:30 PM 68241056v1" ""